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                                                                   Exhibit 10.57











                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                             KAYNE ANDERSON RUDNICK
                           INVESTMENT MANAGEMENT, LLC,

                         THE EQUITYHOLDERS NAMED HEREIN

                                       AND

                        PHOENIX INVESTMENT PARTNERS, LTD.

                          DATED AS OF NOVEMBER 12, 2001
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                                    ARTICLE 1

                                   DEFINITIONS

1.1   Defined Terms............................................................1
1.2   Other Defined Terms.....................................................13

                                    ARTICLE 2

                    PURCHASE AND SALE OF MEMBERSHIP INTERESTS

2.1   Membership Interests To Be Sold on the Closing Date.....................15
2.2   Determination of Closing Date Payment Amount............................15
2.3   [Intentionally Omitted].................................................15
2.4   Instruments of Transfer; Payment of Purchase Price......................15
2.5   Determination of Adjusted Closing Date Payment Amount...................16
2.6   Post-Closing Reclassification...........................................17
2.7   Class C Units to be Purchased on each Future Purchase Date..............17
2.8   Determination of Future Purchase Price..................................17
2.9   Future Purchase Closings................................................19

                                    ARTICLE 3

                                     CLOSING

3.1   Closing.................................................................19
3.2   Conditions to Obligations of the Class A Equityholders and Class B
      Equityholders on the Closing Date.......................................19
3.3   Conditions to Obligations of Buyer on the Closing Date..................21

                                    ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF KAR AND THE EQUITYHOLDERS

4.1   Organization, Standing and Authority....................................23
4.2   Subsidiaries............................................................23
4.3   Authorization...........................................................23
4.4   Organizational Documents................................................24
4.5   No Violation............................................................24
4.6   Governmental Authorization..............................................24
4.7   Ownership of Membership Interests.......................................24
4.8   Financial Statements....................................................25
4.9   Absence of Undisclosed Liabilities......................................25
4.10  Accounts Receivable.....................................................25
4.11  Absence of Certain Changes..............................................26
4.12  Litigation..............................................................27
4.13  Title to Assets.........................................................27
4.14  Technology and Intellectual Property....................................27
4.15  Contracts...............................................................28
4.16  No Default Under Contracts or Agreements................................29


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4.17  Investment Contracts and Clients........................................29
4.18  Compliance with Laws....................................................30
4.19  Business; Registrations.................................................30
4.20  Taxes...................................................................31
4.21  Employee Benefit Plans..................................................32
4.22  Partners, Shareholders, Officers and Employees..........................36
4.23  Insurance...............................................................37
4.24  Transactions with Interested Persons....................................37
4.25  Certain Additional Representations and Warranties as to the Fund........37
4.26  No Other Agreements to Sell.............................................41
4.27  No Brokers..............................................................41
4.28  Filing Documents........................................................41
4.29  Environmental Matters...................................................41
4.30  Information in Proxy Materials and Other Disclosure.....................42

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

5.1   Organization and Standing...............................................42
5.2   Authorization...........................................................42
5.3   No Violation............................................................43
5.4   Governmental Authorization..............................................43
5.5   Financial Statements....................................................43
5.6   Compliance with Laws....................................................43
5.7   Advisers Act............................................................44
5.8   Adequate Financing......................................................45
5.9   No Brokers..............................................................45
5.10  Filing Documents........................................................45
5.11  Information in Proxy Materials and Other Disclosure.....................45

                                    ARTICLE 6

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

6.1   Conduct Prior to Closing................................................45
6.2   Consents and Approvals..................................................48
6.3   KAA.....................................................................49

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

7.1   Current Information; Notification of Certain Matters....................50
7.2   Access; Confidential Information........................................50
7.3   Third-party Proposals...................................................51
7.4   Publicity...............................................................51
7.5   Satisfaction of Conditions in Section 15(f) of the Investment
      Company Act.............................................................52
7.6   Name Change for Fund....................................................52
7.7   Further Assurances......................................................52


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7.8   State Takeover Statutes.................................................52
7.9   Distribution of 2001 Earnings...........................................52
7.10  Buyer Reliance Upon Equityholder Designee...............................53

                                    ARTICLE 8

                                   TERMINATION

8.1   Termination.............................................................53
8.2   Survival After Termination..............................................55

                                    ARTICLE 9

                                 INDEMNIFICATION

9.1   Indemnification.........................................................55

                                   ARTICLE 10

                                   TAX MATTERS

10.1  Pre-Closing Taxes; Amendment of Returns.................................58
10.2  Assistance and Cooperation..............................................59
10.3  Contests and Payment Procedures.........................................60

                                   ARTICLE 11

                                  MISCELLANEOUS

11.1  Survival of Representations and Warranties..............................60
11.2  Expenses; Transfer Taxes................................................60
11.3  Set-Off.................................................................61
11.4  Notices.................................................................61
11.5  Counterparts............................................................62
11.6  Governing Law...........................................................62
11.7  Waiver; Amendment.......................................................63
11.8  Entire Agreement; Persons Benefiting; Etc...............................63
11.9  Arbitration.............................................................63


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EXHIBITS:

   Exhibit A-1  - Form of Employment Agreement (Management Committee)
   Exhibit A-2  - Form of Employment Agreement (Messrs. Nadal and
                  Schwarzkopf)
   Exhibit B    - Form of Opinion of Counsel for Buyer
   Exhibit C    - Form of Opinion of Counsel for KAR and the Equityholders
   Exhibit D    - Form of Class C Put/Call Agreement
   Exhibit E    - Form of Class D Put/Call Agreement
   Exhibit F    - Form of Amended and Restated Operating Agreement
   Exhibit G-1  - Form of Noncompetition/Nonsolicitation Agreement for
                  Management Committee Members
   Exhibit G-2  - Form of Noncompetition/Nonsolicitation Agreement for Messrs.
                  Nadal and Schwartzkopf
   Exhibit G-3  - Form of Noncompetition/Nonsolicitation Agreement for Certain
                  Equityholders without Employment Agreements
   Exhibit H    - Form of Consent Letter: Affirmative Consent Clients
   Exhibit I    - Form of Consent Letter: Negative Consent Clients
   Exhibit J    - Form of Security Agreement

SCHEDULES:

   Schedule A        -  List of Equityholders and of Membership Interests Being
                        Sold on Closing Date
   Schedule B        -  List of Equityholders and Membership Interests Being
                        Sold on Future Purchase Dates
   Schedule C        -  List of Equityholders and Membership Interests
   Schedule D        -  List of Affirmative Consent Clients
   Schedule E        -  List of Negative Consent Clients
   Schedule F        -  Affiliated Accounts
   Schedule G        -  Arbitration Provisions
   Schedule H        -  Procedures for Calculation of Closing Run Rate Revenues
   Schedule I        -  Procedures for Calculation of Current Run Rate Revenues
   Schedule J        -  Sample Calculation of Net Investment Advisory Fees
   Schedule K        -  TOPA Equities Agreement
   Schedule 3.2(e)   -  Persons entering into Employment Agreements
   Schedule 4        -  Disclosure Schedule


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                              ACQUISITION AGREEMENT

            ACQUISITION AGREEMENT, dated as of November 12, 2001, by and among Phoenix Investment Partners, Ltd., a Delaware corporation ("Buyer"), Kayne Anderson Rudnick Investment Management, LLC, a California limited liability company ("KAR"), and the Equityholders (as defined below).

            WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Buyer wishes to acquire a portion of the Membership Interests of KAR; and

            WHEREAS, the members, listed on Schedule A hereto, being the members of KAR holding all of the equity interests of KAR (collectively, including their successors and permitted transferees, the "Equityholders"), wish to sell a portion of their Membership Interests to Buyer;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

            "Action" means any claim, action, suit, proceeding, investigation, inspection, examination or audit, whether at law or in equity, or by or before any court, arbitrator, arbitration panel or Governmental Entity.

            "Adjusted Closing Date Payment Amount" means the following: (i) if the Adjusted Closing Run Rate Revenues equal at least 90% and not more than 110% of Current Run Rate Revenues, then the Adjusted Closing Date Payment Amount shall equal the Assumed Closing Date Payment Amount, (ii) if the Adjusted Closing Run Rate Revenues are less than 90% of Current Run Rate Revenues, then the Adjusted Closing Date Payment Amount shall equal the product of (x) the Assumed Closing Date Payment Amount and (y) 100% minus the difference between
(A) 90% and (B) the percentage determined by dividing the Adjusted Closing Run Rate Revenues by the Current Run Rate Revenues and (iii) if the Adjusted Closing Run Rate Revenues are more than 110% of Current Run Rate Revenues, then the Adjusted Closing Date Payment Amount shall equal the product of (x) the Assumed Closing Date Payment Amount and (y) 100% plus the difference between (A) the percentage determined by dividing the Adjusted Closing Run Rate Revenues by the Current Run Rate Revenues and (B) 110%.

            "Adjusted Closing Run Rate Revenues" means Closing Run Rate Revenues adjusted as follows: (i) Closing Run Rate Revenues shall be increased by the aggregate amount, if any, that would have been included in Closing Run Rate Revenues if the accounts that were excluded from the calculation of Closing Run Rate Revenues solely pursuant to clause (i)(A) of the second sentence of the definition of Closing Run Rate Revenues because an affirmative
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consent in respect of such accounts was not obtained from the respective Clients on or prior to the Closing Date had not been so excluded, provided that a valid affirmative consent in respect of such accounts otherwise in accordance with
Section 6.2 was received by KAR on or prior to the date that is the 90th day after the Closing Date; and (ii) Closing Run Rate Revenues shall be reduced by the excess, if any, of (A) the aggregate amount that was included in Closing Run Rate Revenues in respect of accounts for which the respective Clients terminated their Investment Contracts after the Closing Date and on or prior to the 90th day after the Closing Date over (B) the aggregate amount that would have been included in Closing Run Rate Revenues in respect of new accounts established after the Closing Date and on or prior to the 90th day after the Closing Date by Clients who were not Clients on or prior to the Closing Date had such new accounts existed on the Closing Date (based on the aggregate amount deposited in such new accounts less the aggregate amount of withdrawals from such accounts on or prior to the 90th day after the Closing Date).

            "Advisers Act" means the Investment Advisers Act of 1940, as amended (together with the rules and regulations promulgated thereunder).

            "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used herein, the term "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another Person.

            "Affiliated Accounts" means all accounts of KAR with any of the Equityholders, members of their families or entities owned or controlled or otherwise Affiliated with or for the benefit of any of the Sellers or members of their families (provided, however, that (i) all accounts of KAR with TOPA Equities shall be deemed not to be Affiliated Accounts for purposes of this Agreement provided that, at the relevant time, the TOPA Equities Agreement has been executed by the parties thereto, has not been supplemented or amended without the prior written consent of Buyer and is in full force and effect and there has been no default under or breach of such agreement by the parties thereto, and (ii) all 401(k) accounts of the Equityholders under management by KAR shall be deemed not to be Affiliated Accounts for purposes of this Agreement), all of which accounts are listed on Schedule F hereto. For purposes of this definition of Affiliated Accounts, the members of an Equityholder's respective family shall refer to such Equityholder's spouse, lineal ascendants, lineal descendants and siblings (including by adoption).

            "Affirmative Consent Client" means each Client who is party to an Affirmative Consent Contract.

            "Affirmative Consent Contract" means each investment advisory contract with a Client of KAR requiring the written consent of the Client for the assignment thereof. All of the Affirmative Consent Contracts are listed on Schedule D.

            "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the NASD or any


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other self-regulatory organization) applicable to KAR, the Equityholders, the
Fund, Buyer or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

            "Assumed Closing Date Payment Amount" means an amount equal to the product of (i) 60%, multiplied by (ii) 4, multiplied by (iii) the Current Run Rate Revenues.

            "Audited Balance Sheets" means the audited consolidated balance sheets of KAR as of December 31, 2000, 1999 and 1998, together in each case with the related notes thereto and the related unqualified reports thereon of Briggs, Bunting & Dougherty, LLP.

            "Audited Financial Statements" means the Audited Balance Sheets and the audited consolidated statements of income, changes in members' capital and cash flows of for the years ended December 31, 2000, 1999 and 1998, together in each case with the related notes thereto and the related unqualified reports thereon of Briggs, Bunting & Dougherty, LLP.

            "Balance Sheet" means the unaudited consolidated balance sheet of KAR as of the Balance Sheet Date, together with the related notes thereon.

            "Balance Sheet Date" means September 30, 2001.

            "Business" means the businesses of KAR and the Fund.

            "Business Day" shall mean any day that the New York Stock Exchange is normally open for trading and that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for regular banking business.

            "Business Manager Revenue Sharing" means revenue sharing payments by KAR that are made pursuant to contractual obligations with Persons who are not employees of KAR for KAR specified investment management accounts.

            "Buyer" has the meaning given such term in the recitals.

            "Class A Equityholder" means a holder of Class A Units on the date hereof or any such holder's successors or permitted assigns.

            "Class A Units" means the Class A Units issued by KAR pursuant to the KAR LLC Agreement.

            "Class B Equityholder" means a holder of Class B Units on the date hereof or any such holder's successors or permitted assigns.

            "Class B Units" means the Class B Units issued by KAR pursuant to the KAR LLC Agreement.

            "Class C Equityholder" means a holder of Class C Units on the date hereof or any such holder's successors or permitted assigns.


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            "Class C Units" means the Class C Units issued by KAR pursuant to the KAR LLC Agreement.

            "Class D Units" means the Class D Units to be issued by KAR pursuant to the Restated KAR LLC Agreement.

            "Class E Units" means the Class E Units to be issued by KAR pursuant to the Restated KAR LLC Agreement.

            "Class C Put/Call Agreements" means the Put/Call Agreements between Buyer and each of the Class C Equityholders, substantially in the form of Exhibit D, as may be amended from time to time.

            "Class D Put/Call Agreements" means the Put/Call Agreements between Buyer and each of the Class D Equityholders, substantially in the form of Exhibit E, as may be amended from time to time.

            "Client" means any client (including the Fund) to which KAR provides investment management or investment advisory services, including sub-advisory services, on the date of this Agreement.

            "Closing" means the consummation of the Initial Purchase as more particularly described in Sections 2.1 through 2.4.

            "Closing Date" means (i) the fifth Business Day following the day on which all approvals described in Section 3.3(f) shall have been obtained and all other conditions to Closing set forth in Sections 3.2 and 3.3 have been satisfied or waived as provided therein or (ii) such other date as Buyer and the Equityholders may agree; provided, however, that (i) the Closing Date shall be no earlier than January 4, 2002 and (ii) the Closing Date shall occur during the first 10 Business Days of a calendar month and, if the Closing Date would otherwise occur after such time in a calendar month, the Closing Date shall occur on a mutually-agreed date during the first 10 Business Days of the next calendar month.

            "Closing Date Payment Amount" means an amount equal to (i) the Assumed Closing Date Payment Amount, if the Estimated Closing Run Rate Revenues equal at least 90% and not more than 110% of the Current Run Rate Revenues, or
(ii) the product of (x) the Assumed Closing Date Payment Amount and (y) 100% minus the difference between (A) 90% and (B) the percentage determined by dividing the Estimated Closing Run Rate Revenues by the Current Run Rate Revenues, if the Estimated Closing Run Rate Revenues are less than 90% of the Current Run Rate Revenues or (iii) the product of (x) the Assumed Closing Date Payment Amount and (y) 100% plus the difference between (A) the percentage determined by dividing the Estimated Closing Run Rate Revenues by the Current Run Rate Revenues and (B) 110%, if the Estimated Closing Run Rate Revenues are more than 110% of the Current Run Rate Revenues.

            "Closing Run Rate Revenues" means, as of the last Business Day of the calendar month immediately preceding the Closing Date, an amount determined in accordance with the procedures set forth in Schedule H. There shall be excluded from the calculation of Closing Run Rate Revenues, (i) the aggregate amount, if any, of the assets in all accounts under management as


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to which (A) consents to the Transactions (affirmative or negative, as applicable) have not been obtained from the account owner in accordance with
Section 6.2 prior to the Closing Date, (B) the consents with respect to the Fund party to the Fund Agreements required by Section 3.3(f) shall not have been obtained prior to the Closing Date, (C) KAR has been informed (orally or in writing) prior to the Closing Date of (x) the intention of the Clients owning such accounts to terminate their Investment Contracts or to withdraw all or a portion (in which event, only such portion shall be excluded) of the assets in such accounts within six months after the Closing Date or (y) the intention of the Fund party to the Fund Agreements to terminate, or not renew, such Fund Agreements within six months after the Closing Date, or (D) there exists on the Closing Date an Overdue Receivable, (ii) all Affiliated Accounts and (iii) any payments made by KAA to KAR. In addition, there shall be excluded from revenues for the purposes of calculating Closing Run Rate Revenues (without duplication) the amount of any revenue sharing payments (other than (x) revenue sharing payments that arise out of the Sefton Acquisition Agreement, as in effect on the date hereof, (y) Business Manager Revenue Sharing up to a maximum of $300,000 (and any excess over such amount shall be deducted from Closing Run Rate Revenues) and (z) charitable contributions to Clients that are qualified charitable institutions) and sub-advisory fees or similar arrangements payable to any third party and any expense reimbursement in connection with any account under management (including, without limitation any "WRAP" program) by KAR or the Fund.

            "Code" means the Internal Revenue Code of 1986, as such may be amended from time to time.

            "Contracts" mean all contracts, agreements, indentures, licenses, leases, commitments, plans, arrangements and instruments of every kind, whether written or oral, other than Investment Contracts.

            "Current Run Rate Revenues" means the amount set forth in Schedule I, which amount was determined as of the last Business Day of the calendar month immediately preceding the Execution Date. There shall be excluded from the calculation of Current Run Rate Revenues, (i) the aggregate amount, if any, of the assets in all accounts under management or assets managed under Fund Agreements as to which (A) KAR has been informed (orally or in writing) on or prior to the Execution Date of the intention of the Clients owning such accounts to terminate their Investment Contracts or to withdraw all or a portion (in which event, only such portion shall be excluded) of the assets in such accounts within six months after such date, (B) KAR has been informed (orally or in writing) on or prior to the Execution Date of the intention of the Fund party to such Fund Agreements to terminate, or not renew, their Fund Agreements within six months after such date, or (C) there exists on the Execution Date an Overdue Receivable, (ii) all Affiliated Accounts and (iii) any payments made by KAR to KAA. In addition, there shall be excluded from revenues for the purposes of calculating Current Run Rate Revenues (without duplication), the amount of any revenue sharing payments (other than (x) revenue sharing payments that arise out of the Sefton Acquisition Agreement, as in effect on the date hereof, (y) Business Manager Revenue Sharing up to a maximum of $300,000 (and any excess over such amount shall be deducted from Current Run Rate Revenues) and (z) charitable contributions to Clients that are qualified charitable institutions) and sub-advisory fees or similar arrangements payable to any third party and any expense reimbursement in connection with any

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account under management (including, without limitation, any "WRAP" program) by
KAR or the Fund.

            "Damages" means costs, losses (including, without limitation, diminution in value and losses from suspension of operations), Liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party Actions or governmental examinations, inspections or audits) actually suffered or sustained by the relevant party, including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Damages" is not limited to matters asserted by third parties against KAR, the Equityholders or their respective Affiliates or Buyer or its Affiliates, but includes Damages incurred or sustained by KAR, the Equityholders or their respective Affiliates or by Buyer or its Affiliates in the absence of third-party claims or other Actions.

            "Disclosure Schedule" means, (i) with respect to the Equityholders and KAR, a schedule executed and delivered by the Equityholders and KAR to Buyer concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and (ii) with respect to Buyer, a schedule executed and delivered by the Buyer to the Equityholders concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article 5 hereof and certain other information called for by Article 5 hereof. If a document or matter is disclosed in the Disclosure Schedule in connection with any representation or warranty made in this Agreement, such document or matter shall not be deemed to be disclosed in the Disclosure Schedule in connection with any other representation or warranty except where specific repetition or cross-reference is made.

            "Employment Agreements" means the employment agreements between KAR and each of the Persons listed on Schedule 3.2(e) hereto, substantially in the form of Exhibits A-1 and A-2 hereto.

            "Equityholder Designee" shall mean Ralph Collins Walter, for so long as Ralph Collins Walter is employed by KAR, and thereafter such other Person, reasonably acceptable to Buyer, designated by the Equityholders who have a right to receive a majority of the purchase price payable by the Buyer pursuant to
Section 2.3(a) (by giving written notice of such designation to Buyer) to serve as such for purposes of this Agreement; provided, however, if no such designation is made or written notice thereof is not given to Buyer, then the senior officer of KAR taking over the responsibilities of the preceding Equityholder Designee shall be deemed to be the Equityholder Designee for all purposes under this Agreement until so designated. All actions taken by the Equityholder Designee hereunder shall be taken by the Equityholder Designee, individually and as attorney-in-fact for each of the other individual Equityholders.

            "Equityholders" has the meaning given such term in the recitals and shall specifically include all of the Class A Equityholders, the Class B Equityholders and the Class C Equityholders.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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            "Execution Date" means the date of this Agreement.

            "Expenses" means all out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants, commitment fees and other financing fees and expenses, printing costs and expenses, publishing fees, filing fees and mailing costs) incurred by the KAR, the Equityholders or Buyer or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Related Agreements and all other matters related to the consummation of the Transactions, including the costs and expenses incurred by the Equityholders and KAR in respect of obtaining shareholder approval of the Fund, including, without limitation, reasonable attorneys' fees and expenses, printing costs and postage.

            "Fee CAGR" means, for each Future Purchase Measurement Date, the annual growth rate (compounded on an annual basis) of the Net Investment Advisory Fees received by KAR for the twelve-month period ending on such Future Purchase Measurement Date determined by reference to such Net Investment Advisory Fees received by KAR for the twelve-month period ending on the last day of the month preceding the month in which the Closing Date occurs.

            "Fund" means The Kayne Anderson Rudnick Mutual Funds, a Delaware business trust, which includes the following five series: (i) Kayne Anderson Rudnick Large Cap Fund; (ii) Kayne Anderson Rudnick Small- and Mid-Cap Fund;
(iii) Kayne Anderson Rudnick International Fund; (iv) Kayne Anderson Rudnick Intermediate Total Return Bond Fund; and (v) Kayne Anderson Rudnick California Intermediate Tax-Free Bond Fund.

            "Fund Board" means the board of trustees of the Fund.

            "Future Purchase Date" means a date not more than 5 days following the date on which each Future Purchase Statement has become final and binding in accordance with Section 2.8(c), notified by Buyer to the Equityholder Designee.

            "Future Purchase Measuring Date" means each of December 31, 2004, December 31, 2005 and December 31, 2006.

            "Future Purchase Multiple" means, with respect to each Future Purchase Measuring Date, at the election of the Equityholder Designee, either
(i) 4.5 or (ii)(x) 3, if the Fee CAGR with respect to such Future Purchase Measuring Date is equal to 15% or less, (y) 7, if the Fee CAGR with respect to such Future Purchase Measuring Date is equal to or greater than 35% or (z) the sum of (A) 3 plus (B) 4 multiplied by the quotient (rounded to the nearest one-thousandth of a percent) of (x) the excess of the Fee CAGR over 15% divided by (y) 20, if the Fee CAGR with respect to such Future Purchase Measuring Date is greater than 15% and less than or equal to 35%. The Equityholder Designee shall irrevocably notify the Buyer of its election of clause (i) or (ii) to determine the Future Purchase Multiple not later than the first anniversary of the last day of the month in which the Closing Date occurs. If no such determination is received by such date, Buyer shall make such determination.

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            "Future Purchase Percentage" means 5%, provided that if (i) the
Buyer has purchased Class C Units from a Class C Equityholder pursuant to the Class C Put/Call Agreements or (ii) KAR has purchased Class C Units from a Class C Equityholder pursuant to the Restated KAR LLC Agreement which Class C Units, in each case, were otherwise subject to purchase by Buyer pursuant to Section 2.7, the Future Purchase Percentage shall equal 5% multiplied by a fraction the numerator of which is the number of Class C Units owned by the Class C Equityholders (other than the Class C Units described in subclauses (i) and (ii) above) that are subject to repurchase by Buyer pursuant to Section 2.7 and the denominator of which is 3,750.

            "Future Purchase Price" means, with respect to each Future Purchase Measuring Date, the product of (i) the aggregate amount of Net Investment Advisory Fees accrued by KAR during the twelve-month period ended on such Future Purchase Measurement Date, (ii) the Future Purchase Multiple and (iii) the Future Purchase Percentage.

            "GAAP" means United States generally accepted accounting principles consistently applied.

            "Governmental Entity" means any governmental or regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

            "Historical Financial Statements" means the Audited Financial Statements and the Unaudited Financial Statements.

            "Indemnification Threshold" means $1,250,000.

            "Initial Purchase Shortfall Amount" shall mean the excess (if any) of (a) $100,000,000 over (b) the Adjusted Closing Date Payment Amount. If the Adjusted Closing Date Payment Amount equals or exceeds $100,000,000, the Initial Purchase Shortfall Amount shall be zero

            "Investment Company Act" means the Investment Company Act of 1940, as amended together with the rules and regulations promulgated thereunder.

            "Investment Contract" means a contract or agreement in effect on the date hereof, together with any such contract or agreement entered into after the date hereof, relating to KAR's rendering of investment management or investment advisory services, including sub-advisory services, underwriting, distribution or marketing services or any administrative services to any Person.

            "Investment Management Services" means any services which involve
(a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), including the Fund or (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds).

            "KAA" means KA Associates, Inc., a Nevada corporation.

            "KAR LLC Agreement" means that certain KAR Limited Liability Company Operating Agreement, as amended and restated as of July 1, 2000.

            "Liabilities" mean debts, liabilities, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

            "Lien" means any lien, pledge, claim, option, charge, easement, security interest, limitation, commitment, encroachment, restriction, financing statement, right-of-way, encumbrance or other right of any third-party of any kind or nature whatsoever (whether absolute or contingent).

            "Material Adverse Effect" means, (i) with respect to any matter or matters affecting KAR or the Equityholders, a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of KAR or on the ability of KAR or the Equityholders to consummate the Transactions, and (ii) with respect to any matter or matters affecting Buyer or any of its Affiliates, a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of Buyer and its Subsidiaries taken as a whole or on the ability of Buyer to consummate the Transactions; except, in each case, for material adverse effects arising out of
(A) general economic conditions or (B) conditions affecting the investment management industry or capital markets generally, including, without limitation, a loss in value of portfolio securities or a reduction in assets under management by KAR.

            "Membership Interest" means any Class A Units, Class B Units or Class C Units issued by KAR pursuant to the KAR LLC Agreement.

            "Mutual Fund Fee Percentage" means, for the Fund, the annual management fee rate expressed as a decimal, charged by KAR to the Fund, as in effect on the date in question.

            "NASD" means the National Association of Securities Dealers, Inc.

            "Negative Consent Client" means each Client who is party to a Negative Consent Contract.

            "Negative Consent Contract" means each investment advisory contract with a Client of KAR not requiring written consent for the assignment thereof. All Negative Consent Contracts are listed on Schedule E.

            "Net Investment Advisory Fees" means, for any period, an amount equal to the total investment management fees accrued by KAR for such period net of any amounts paid by KAR to third parties pursuant to (i) revenue sharing (including Business Manager Revenue Sharing, but excluding (x) revenue sharing that arises out of the Sefton Acquisition Agreement, as in effect on the date hereof, and (y) charitable contributions to Clients that are qualified charitable institutions), (ii) sub-advisory or similar arrangements and (iii) expense reimbursement in connection with any account under management (including, without limitation, any "WRAP" program) of KAR or the Fund, determined in accordance with GAAP in a manner consistent with the Audited Financial Statements for the year ended December 31, 2000, adjusted in accordance with this definition and as set forth on Schedule J. The Calculation of Net Investment Advisory Fees is illustrated on Schedule J hereto. Notwithstanding the foregoing, there shall be excluded from investment management fees for the purpose of calculating Net Investment Advisory Fees (without duplication) (i) any fees related to Phoenix Transferred Assets, (ii) any fees related to Affiliated Accounts (iii) any payments by KAA to KAR and
(iv) any Overdue Receivables as of the applicable Future Purchase Measuring
Date.

            "Noncompetition/Nonsolicitation Agreements" means the
Noncompetition/ Nonsolicitation Agreements between Buyer and each of the Equityholders, substantially in the form of Exhibits G-1, G-2 and G-3, as amended from time to time.

            "Offset Account" shall mean, with respect to each Class C Equityholder as of the Closing Date (each such Person, a "Class C Holder"), an account which shall be credited and debited as follows:

            (a) the initial balance in such account shall be an amount equal to the product of the Initial Purchase Shortfall Amount multiplied by a fraction the numerator of which is the number of Class C Units held by such Class C Holder immediately following the Closing and the reclassification of Units pursuant to Section 2.6 and the denominator of which is 10,000 (such fraction, expressed as a percentage, the "Class C Holder Percentage");

            (b) such account shall be credited with a daily accrual factor ("Daily Accrual Factor") equal to 0.0119178% of the balance in such account as of the close of the immediately preceding day;

            (c) as of the date on which the True-Up Differential (if any) is calculated as provided in the definition thereof, such account shall be credited with the sum of (i) an amount equal to the product of the True-Up Differential multiplied by the Class C Holder's Percentage, plus (ii) an amount equal to the aggregate credit to the account that would have been made pursuant to subparagraph (b) above if the amount described in the foregoing clause (i) had been credited to the account as of the Closing Date;

            (d) such account shall be debited, but not reduced below zero, by the amount of the purchase price payment for Class C Units or Class D Units which is offset by balances in such account pursuant to the provisions of such Class C Holder's Put/Call Agreements, Section 2.9(b) of this Agreement and
Section 9.03(a) and 9.03(b) of the Operating Agreement;

            (e) upon sale by such Class C Holder of all of his Class C Units and Class D Units held as of the Closing Date pursuant to the provisions of the Put/Call Agreements, Section 2.7 of this Agreement and Article IX of the Operating Agreement, any remaining balance in the Offset Account shall be debited; and

            (f) once the balance in the Offset Account is reduced to zero pursuant to the provisions of the foregoing subsection (d) or subsection (e), such account shall be terminated.

            If the Initial Purchase Shortfall Account is zero and the True-Up Differential is zero, there shall not be established any Offset Account for any Class C Holder.

            "Overdue Receivable" means an unpaid account receivable that is 135 days or more old as of the applicable determination date with respect to which the obligor under such account receivable has not in writing specifically committed or reaffirmed its obligation to pay.

            "Organizational Documents" means the certificate of formation and limited liability company operating agreement of KAR, together with all amendments effective through the date hereof.

            "PEPCO" means Phoenix Equity Planning Corporation, a Connecticut corporation and a wholly-owned subsidiary of Buyer.

            "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges or levies not yet due and payable; and (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings.

            "Person" means an individual, firm, trust, association, corporation, partnership (limited or general), limited liability company, indenture, Governmental Entity or other entity.

            "Phoenix Transferred Assets" means (i) any assets of Buyer, its Affiliates or their clients over which Buyer or its controlled Affiliates have discretion to direct investments or (ii) subadvisory accounts with respect to mutual funds sponsored by Buyer or its Affiliates or for which Buyer or an Affiliate serves as investment advisor or manager that are transferred or assigned by Buyer or any of its Affiliates to KAR for management after the Closing. "Phoenix Transferred Assets" shall not include any appreciation or depreciation on such transferred assets after the applicable date of transfer or any new assets generated after Closing by Buyer's and its Affiliates' (other than KAR) distribution efforts for or on behalf of KAR.

            "Regulatory Documents" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed, by such Person pursuant to the Securities Laws.

            "Related Agreements" means the Employment Agreements, the Noncompetition/Nonsolicitation Agreements, the Put/Call Agreements, the Restated KAR LLC Agreement, the Security Agreements and the Control Agreement.

            "Representative" means any officer, director, principal, attorney, agent, employee or other representative.

            "Restated KAR LLC Agreement" means the Amended and Restated Limited Liability Company Operating Agreement of KAR, a copy of which is attached hereto as Exhibit F, which is to become effective upon the Closing.

            "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act and state "blue sky" laws, and the rules and regulations promulgated thereunder.

            "Sefton Acquisition Agreement" means the Consulting Agreement, dated November 19, 1999, among Kayne Anderson Investment Management LLC, Sefton Capital Management and Harley K. Sefton.

            "Subsidiary" of a Person shall mean any Person a majority of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more Persons.

            "Tax" or "Taxes" means (i) all forms of taxation, charges, levies or other assessments, whether direct or indirect and whether levied by reference to net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding (whether with respect to receipts or payments), payroll, privilege, employment, excise, severance, capital gains, transfer gains, stamp, occupation, premium or similar tax measured by insurance premiums, real and personal property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and any interest or any penalty, addition to tax or additional amount, imposed by any Taxing Authority, (ii) Liability, whether to a Taxing Authority or pursuant to an agreement with or legal obligation to any Person, for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period and
(iii) Liability for the payment of any amounts of the type described in clause
(i) or (ii) of this definition as a result of an obligation to indemnify any other Person.

            "Tax Benefit" means a Tax deduction, Tax credit or other Tax benefit.

            "Taxing Authority" means a Governmental Entity responsible for and having requisite jurisdiction with respect to the imposition of Taxes.

            "TOPA Equities Agreement" means the agreement to be entered into between KAR and TOPA Equities, Ltd. substantially in the form attached as Schedule K to this Agreement.

            "Transactions" means the transactions contemplated by this Agreement and the Related Agreements.

            "True-Up Differential" means the amount equal to the excess, if any, of (i) the product of (x) 4, (y) 60% and (z) the amount of the Business Manager Revenue Sharing included in the calculation of the Adjusted Closing Run Rate Revenues over (ii) the aggregate of the Holder's Put Call Price paid or payable by Buyer under all of the Class D Put/Call Agreements (without giving effect to any reduction of such amounts through debits to the Offset Account). Such amount shall be calculated on the date in 2004 on which the Holder's Put/Call Price is finally determined in accordance with the Class D Put/Call Agreements or, if earlier, the date on which Buyer has purchased all Class D Units outstanding pursuant to all Class D Put/Call Agreements.

            "Unaudited Financial Statements" means the Balance Sheet and the unaudited consolidated statements of income, changes in partners' capital, members' capital or stockholders' equity, as the case may be, and cash flows of KAR for the nine months ended September 30, 2001, together with the related notes thereon.

            "Wire Transfer" means a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts as shall have been designated by written notice to the paying party.

            1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term                                     Section
----                                     -------
Acquisition Proposal                     7.3
Allocable Share                          9.1(a)
Benefit Arrangement                      4.21(a)
Benefit Plans                            4.21(a)
Buyer Financial Statements               5.5
Buyer's Accountant                       2.8(a)
Buyer Indemnitees                        9.1(a)
Client Consents                          6.2(b)
Closing                                  3.1
Closing Balance Sheet                    2.5(a)
Confidentiality Agreement                7.2(b)
Control Agreement                        3.3(g)
Distribution Time                        7.9
Employees                                4.22(b)
Employment Arrangement                   4.22(b)
Environmental Law                        4.30
ERISA                                    4.21(a)
ERISA Affiliate                          4.21(a)
ERISA Pension Plan                       4.21(a)
ERISA Welfare Plan                       4.21(a)
Estimated Closing Run Rate Revenues      2.2
Fund Agreements                          4.25(d)
Future Purchase Statement                2.8(a)
Hazardous Substance                      4.29
Immediate Family                         4.10
Indemnified Party                        9.1(d)
Indemnifying Party                       9.1(d)
Information                              7.2(b)
Initial Purchase                         2.1
Intellectual Property                    4.14
KAR Accountant                           2.5(a)

Licenses                                 4.19(d)
Material Contracts                       4.15
Multiemployer Plan                       4.21(a)
Neutral Accountants                      2.4(a)
Notice of Dispute                        2.6(c)
Notified Party                           8.1(a)
Notifying Party                          8.1(a)
Permits                                  4.18
Post-Closing Payment Adjustment          2.4(b)
Post-Closing Statement                   2.4(a)
Reports                                  4.25(f)
Rights                                   4.2
Security Agreements                      3.3(q)
Straddle Period                          10.1(b)
Stub Period                              10.1(c)
Taxpayers                                4.20(a)
Tax Returns                              4.20(a)

                                    ARTICLE 2

                    PURCHASE AND SALE OF MEMBERSHIP INTERESTS

            2.1 Membership Interests To Be Sold on the Closing Date. Upon and subject to the terms, agreements, warranties, representations and conditions hereof, the Class A Equityholders and the Class B Equityholders agree to sell, transfer, assign, convey and deliver to Buyer (and/or at Buyer's election, one or more Affiliates of Buyer) and Buyer agrees to purchase and accept from the Class A Equityholders and the Class B Equityholders, on the Closing Date, an aggregate of 20,000 outstanding Class A Units and Class B Units (the "Initial Purchase") (which represent all of the outstanding Class A and Class B Units) as set forth on Schedule A hereto for a purchase price equal to $5,000 per unit. Buyer may, at its election, assign its right to purchase all or a portion of the Membership Interests to be purchased by it hereunder to one or more Affiliates of Buyer, provided that no such assignment shall relieve Buyer from its obligations hereunder.

            2.2 Determination of Closing Date Payment Amount. On or prior to the Execution Date, the Equityholder Designee shall advise the Buyer in writing of the Current Run Rate Revenues and shall provide Buyer with evidence reasonably acceptable to Buyer to support the accuracy of such amount. At least three (3) Business Days prior to the Closing Date, the Equityholder Designee shall advise Buyer in writing of (i) the Equityholders' good faith estimate of the Closing Run Rate Revenues and shall provide Buyer with evidence reasonably acceptable to Buyer to support the reasonableness of such estimate and (ii) the Closing Date Payment Amount based thereon. The estimated amount of the Closing Run Rate Revenues is herein referred to as the "Estimated Closing Run Rate Revenues."

            2.3   [Intentionally Omitted].

            2.4   Instruments of Transfer; Payment of Purchase Price.

            (a) At least two (2) Business Days prior to the Closing Date, the Class A Equityholders and the Class B Equityholders shall deliver to Buyer written Wire Transfer instructions designating the account to which the Closing Date Payment Amount shall be paid by Buyer at the Closing.

            (b) At the Closing, the Class A Equityholders and the Class B Equityholders shall deliver, or shall cause to be delivered, to Buyer the following:

                  (i) evidence of transfer to the Buyer of all of the Class A Units and Class B Units being sold to the Buyer on such date in form and substance reasonably acceptable to the Buyer; and

                  (ii)  the documents required to be delivered pursuant to
Section 3.3.

            (c) At the Closing, Buyer shall deliver, or shall cause to be delivered, to each Class A Equityholder and Class B Equityholder the following:

                  (i) By Wire Transfer, an amount equal to the product of the aggregate number of Class A Units and Class B Units being sold on the Closing Date by such Class A Equityholder and Class B Equityholder as set forth opposite such Equityholder's name on Schedule A hereto multiplied by $5,000; and

                  (ii)  the documents required to be delivered pursuant to
Section 3.2.

            2.5   Determination of Adjusted Closing Date Payment Amount.


            Within 120 days after the Closing Date, KAR shall cause the independent public accounting firm regularly employed by KAR (the "KAR Accountant") to prepare and deliver to Buyer and the Equityholder Designee (i) an audited balance sheet of KAR as of the Closing Date prepared in a manner consistent with the Audited Balance Sheets, together with the accountants' report thereon (the "Closing Balance Sheet") and (ii) a statement (the "Post-Closing Statement"), reviewed by such accountants, setting forth, as of the Closing Date, the Closing Run Rate Revenues, the Adjusted Closing Run Rate Revenues and the Adjusted Closing Date Payment Amount. In reviewing the Post-Closing Statement, the KAR Accountant shall make any determination or calculation solely in accordance with the provisions of this Agreement and, to the extent applicable, KAR's historical practice as reflected on the Audited Financial Statements for the year ended December 31, 2000. Buyer and the Equityholder Designee shall have a period of 30 days after delivery of the Closing Balance Sheet and the Post-Closing Statement to present in writing to each other and the KAR Accountant any objections to the Closing Balance Sheet and the Post-Closing Statement which objections shall be set forth in reasonable detail. If no objections are raised within such 30-day period, the Closing Balance Sheet and the Post-Closing Statement shall be deemed accepted and approved by Buyer and the Equityholders and shall be final, binding and conclusive upon Buyer and the Equityholders. If Buyer or the Equityholder Designee shall object in any respect as to the Closing Balance Sheet and the Post-Closing Statement within the 30-day period described above, Buyer and the Equityholder Designee shall use their best efforts promptly to resolve the matter or matters in disagreement. If Buyer and the Equityholder Designee resolve the matter or matters in disagreement, Buyer and the Equityholder Designee shall either confirm or revise the Closing Balance Sheet and the Post-Closing Statement in writing and such calculations shall be final, binding and conclusive upon Buyer and the Equityholders. If Buyer and the Equityholder Designee are unable to resolve the matter or matters in disagreement within 15 days following receipt of written notice of objection, then the items in dispute shall be submitted to a mutually agreed upon "big five" accounting firm (the "Neutral Accountants") for resolution, provided that if Buyer and Equityholder Designee fail to appoint such firm within 15 days after the end of such 15-day period, any party may request the American Arbitration Association in Los Angeles, California to appoint an independent firm of certified public accountants of recognized national standing to act as Neutral Accountants; provided, however, that PricewaterhouseCoopers may, in no event, be selected to act as Neutral Accountants. Each party shall furnish to the Neutral Accountants such work papers and other documents and information relating to the disputed issues as the Neutral Accountants may request and are available to that party (or its independent public accountants), and each party shall be afforded the opportunity to present to the Neutral Accountants any material relating to the determination and to discuss the determination with the Neutral Accountants. The Neutral Accountants shall be directed to furnish written notice to Buyer and the Equityholder Designee of their resolution of any disputed issues referred to them as soon as practicable but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. In resolving any dispute, the Neutral Accountants shall be required to make any determination and/or calculation solely in accordance with the provisions of this Agreement and, to the extent applicable, KAR's historical practices as reflected on the Audited Financial Statements for the year ended December 31, 2000. The determination by the Neutral Accountants, as set forth in such notice, shall be final, binding and conclusive on the parties and enforceable in a court of law. The fees and expenses of the Neutral Accountants shall be borne equally by Buyer, on the one hand, and the Class A Equityholders and the Class B Equityholders, on the other hand.

            2.6 Post-Closing Reclassification. As provided in the Restated KAR LLC Agreement, immediately following the Closing, the outstanding Units of the Company shall be reclassified as follows: (i) the Class A Units and Class B Units purchased by Buyer shall be reclassified as and shall become 15,000 Class E Units; (ii) the Class A Units and Class B Units, if any, purchased by KAR shall be cancelled and no longer constitute authorized Units of KAR; and (iii) each of the 10,000 outstanding Class C Units shall be reclassified into one Class C Unit and one Class D Unit.

            2.7 Class C Units to be Purchased on each Future Purchase Date. Upon and subject to the terms, agreements, warranties, representations and conditions hereof, the Class C Equityholders agree to sell, transfer, assign, convey and to deliver to Buyer (and/or at Buyer's election, one or more Affiliates of Buyer), and Buyer agrees to purchase and accept from such Class C Equityholders on each Future Purchase Date, the Class C Units scheduled to be purchased on such Future Purchase Date (other than any Class C Units that were scheduled to be purchased on such Future Purchase Date and were previously purchased by Buyer pursuant to the Class C Put/Call Agreements or by the Company pursuant to the Restated KAR LLC Agreement) as set forth on Schedule B. Buyer may, at its election, assign its right to purchase all or a portion of the Class C Units to be purchased by it hereunder to one more Affiliates of Buyer, provided that no such assignment shall relieve Buyer from its obligations hereunder.

            2.8   Determination of Future Purchase Price.

            (a) As soon as reasonably practicable after each Future Purchase Measurement Date, but in no event more than 45 days after each Future Purchase Measurement Date, Buyer shall cause the accounting firm then retained by Buyer to audit its consolidated financial statements ("Buyer's Accountant") to prepare and deliver to Buyer and the Equityholder Designee a statement of determination of the Future Purchase Price payable with respect to such Future Purchase Measurement Date (the "Future Purchase Statement"). In preparing the Future Purchase Statement, the Buyer's Accountant shall make any determination or calculation solely in accordance with the provisions of this Agreement and, to the extent applicable, KAR's historical practice as reflected on the Audited Financial Statements for the year ended December 31, 2000. Buyer and the Equityholder Designee shall have a period of 30 days after delivery of the Future Purchase Statement to present in writing (a "Notice of Dispute") to each other and the Buyer's Accountant any objections to the Future Purchase Statement, which objections shall be set forth in reasonable detail and shall specify, to the extent then determinable, the specific dollar amount and basis thereof. Buyer and the Equityholder Designee and their Representatives may inspect the financial books and records of the Business for the purpose of verifying the accuracy of the Future Purchase Statement during normal business hours within the 30 days following delivery of such Future Purchase Statement. Any non-public records, books, contracts, instruments, computer data and information delivered to or reviewed by Buyer, the Equityholder Designee or their Representatives pursuant to this paragraph shall be treated as confidential unless (i) Buyer or KAR has made such documents or information available to the public generally, or (ii) such documents or information are required to be disclosed by applicable laws or regulations or by court order or decree. No such documents or information furnished to Buyer, the Equityholder Designee or their Representatives shall be used by the Equityholder Designee or the Equityholders or disclosed to any other Person for any purpose other than with respect to reviewing the Future Purchase Statement.

            (b) If no objections are raised within such 30-day period, the Future Purchase Statement shall be deemed accepted and approved by Buyer and the Equityholder Designee and shall be final, binding and conclusive upon Buyer and the Equityholders. If Buyer or the Equityholder Designee shall object in any respect as to the Future Purchase Statement within the 30-day period described above, Buyer and the Equityholder Designee shall use their best efforts promptly to resolve the matter or matters in disagreement. If Buyer and the Equityholder Designee resolve the matter or matters in disagreement, Buyer and the Equityholder Designee shall either confirm or revise the Future Purchase Statement in writing and such calculations shall be final, binding and conclusive upon Buyer and the Equityholders. If Buyer and the Equityholder Designee are unable to resolve the matter or matters in disagreement within 15 days following receipt of written notice of objection, then the items in dispute shall be submitted to the Neutral Accountants for resolution, provided that if Buyer and the Equityholder Designee fail to appoint such firm within 15 days after the end of such 15-day period, any party may request that the American Arbitration Association in Los Angeles, California to appoint an independent firm of certified public accountants of recognized national standing to act as Neutral Accountants; provided, however, that PricewaterhouseCoopers may, in no event, be selected to act as Neutral Accountants. Each party shall furnish to the Neutral Accountants such workpapers and other documents and information relating to the unresolved matters in the Notice of Dispute as the Neutral Accountants may request and are available to that party (or its independent public accountants), and each party shall be afforded the opportunity to present to the Neutral Accountants any material relating to the matter in disagreement and to discuss the determination with the Neutral Accountants. The Neutral Accountants shall be directed to furnish written notice to Buyer and the Equityholder Designee of their resolution of any disputed issues referred to them as soon as practicable, but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. In resolving any dispute, the Neutral Accountants shall be required to make any determination and/or calculation solely in accordance with the provisions of this Agreement and, to the extent applicable, KAR's historical practice as reflected on the Audited Financial Statements for the year ended December 31, 2000. The determination by the Neutral Accountants, as set forth in such notice, shall be final, binding and conclusive on the parties and enforceable in a court of law. The fees and expenses of the Neutral Accountants shall be borne equally by Buyer, on the one hand, and the Class C Equityholders, on the other hand.

            2.9   Future Purchase Closings.

            (a) On each Future Purchase Date, the Class C Equityholders selling Class C Units shall deliver, or shall cause to be delivered, to Buyer the following:

                  (i) evidence of transfer to the Buyer of all of the Class C Units being sold to the Buyer on such date in form and substance reasonably acceptable to the Buyer; and

                  (ii)  the documents required to be delivered pursuant to
Section 3.3(e).

            (b) On each Future Purchase Date, Buyer shall deliver, or cause to be delivered, by Wire Transfer to each Class C Equityholder selling Class C Units an amount equal to the excess (if any) of (i) the product obtained by multiplying the Future Purchase Price by a fraction (expressed as a percentage) the numerator of which is the number of Class C Units being sold by such Class C Equity Equityholder on the applicable Future Purchase Date as set forth opposite such Class C Equityholder's name on Schedule B (the "Future Purchase Price Payment Amount Schedule") and the denominator of which is 1,250 over (ii) the remaining balance (if any) in such Class Equityholder's Offset Account. For purposes of the foregoing, if a Class C Equityholder is concurrently selling Class C Units pursuant to Section 2.7 hereof and Class C Units or Class D Units pursuant to the provisions of a Put/Call Agreement or Article IX of the Operating Agreement, the balance (if any) in such Class C Equityholder's Offset Account shall be applied as a purchase price reduction in the following sequence (in each case to the extent applicable: first as a purchase price reduction under Article IX of the Operating Agreement; second, as a purchase price reduction under such Equityholder's Put/Call Agreement (Class D Units); third, as a purchase price reduction under this Section 2.9(b); and last, as a purchase price reduction under such Equityholder's Put/Call Agreement (Class C Units), in each case with the balance of such Equityholder's Offset Account being debited to reflect any preceding purchase price reduction.

                                    ARTICLE 3

                                     CLOSING

            3.1 Closing. The closing of the Initial Purchase (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher, 2029 Century Park East, Los Angeles, California 90067-3026, at 10:00 a.m., Los Angeles time, on the Closing Date, unless the parties hereto otherwise agree. All transactions at the Closing shall be deemed to take place simultaneously.

            3.2 Conditions to Obligations of the Class A Equityholders and Class B Equityholders on the Closing Date. The obligations of the Class A Equityholders and Class B Equityholders to consummate the transactions contemplated hereby at the Closing are, at the option of the Class A Equityholders and Class B Equityholders, subject to the following conditions, which conditions may be waived by the Equityholder Designee without releasing or waiving any of their rights hereunder:

            (a) Representations and Warranties. The representations and warranties of Buyer set forth in Article 5 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of Buyer set forth in Article 5 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly contemplated by this Agreement and in each case except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein), in the aggregate, do not have or would not reasonably be expected to have a Material Adverse Effect on Buyer.

            (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing (excluding, for this purpose, any qualification as to materiality therein).

            (c) Certificate. The Equityholder Designee shall have received a certificate of Buyer dated as of the Closing Date and signed on behalf of Buyer by an authorized officer thereof, to the effect that the conditions set forth in Sections 3.2(a) and (b) hereof to the Equityholders' obligations have been satisfied.

            (d) No Governmental Proceedings or Litigation. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage any Equityholder if the transactions contemplated hereunder are consummated.

            (e) Employment Agreements. KAR shall have entered into an Employment Agreement with each of the Persons listed on Schedule 3.2(e) hereto on the Execution Date.

            (f) Required Consents and/or Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect.

            (g) Class C Put/Call Agreements. Buyer shall have entered into the Class C Put/Call Agreement with each Class C Equityholder.

            (h) Class D Put/Call Agreements. Buyer shall have entered into the Class D Put/Call Agreement with each Class D Equityholder.

            (i) Restated KAR LLC Agreement. The Restated KAR LLC Agreement shall have been executed and delivered by the parties thereto.

            (j) No Material Adverse Change. There shall not have occurred any one or more events with respect to Buyer between the date of this Agreement and the Closing Date which, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on Buyer.

            (k) Estimated Closing Run Rate Revenues. The Estimated Closing Run Rate Revenues determined pursuant to Section 2.2 shall equal at least 80% of the Current Run Rate Revenues determined pursuant to Section 2.2.

            (l) Opinion of Counsel. Buyer shall have delivered to the Equityholders Designee opinions of Stroock & Stroock & Lavan LLP, counsel to Buyer, and internal counsel to the Buyer, each dated as of the Closing Date, with respect to the transactions contemplated hereby which collectively cover the matters set forth on Exhibit B hereto, in form and substance reasonably satisfactory to the Equityholders Designee.

            3.3 Conditions to Obligations of Buyer on the Closing Date. The obligations of Buyer to consummate the transactions contemplated hereby at the Closing are, at the option of Buyer, subject to the following conditions, which conditions may be waived by Buyer without releasing or waiving any of its rights hereunder:

            (a) Representations and Warranties. The representations and warranties of KAR and the Equityholders set forth in Article 4 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of KAR and the Equityholders set forth in Article 4 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly contemplated by this Agreement and in each case except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein or in the Disclosure Schedule), in the aggregate, do not have or would not reasonably be expected to have a Material Adverse Effect on KAR.

            (b) Performance of Obligations of KAR and the Equityholders. KAR and the Equityholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing (excluding, for this purpose, any qualification as to materiality therein).

            (c) Certificate. Buyer shall have received a certificate of KAR and the Equityholder Designee dated as of the Closing Date and signed by the principal executive officer and the principal financial officer of KAR and by the Equityholder Designee, as applicable, to the effect that the conditions set forth in Sections 3.3(a), (b) and (r) hereof to Buyer's obligations have been satisfied.

            (d) No Governmental Proceedings or Litigation. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect the right or ability of Buyer to operate the Business after the Closing or to damage Buyer if the transactions contemplated hereunder are consummated.

            (e) Conveyance Documents. KAR and the Class A Equityholders and the Class B Equityholders shall have executed and delivered to Buyer all conveyances, assignments, bills of sale and any and all further instruments as may in the judgment of Buyer and its counsel be reasonably necessary, expedient and proper (i) in order to complete any and all conveyances, transfers and assignments herein provided for or (ii) to otherwise effectuate the transactions contemplated hereby.

            (f) Approvals Relating to the Fund. (i) The Fund Board shall have approved in connection with the transactions contemplated hereby the respective new investment advisory agreements, underwriting and distribution agreements and administrative services agreements as provided in Section 6.2(b) hereof, as required by the Advisers Act, the Investment Company Act and/or their respective terms; and (ii) the shareholders of the Fund shall have approved the respective new investment advisory agreements referred to in clause (i) above as required by the Advisers Act, the Investment Company Act and/or by their respective terms.

            (g) No Material Adverse Change. There shall not have occurred any one or more events with respect to KAR or the Fund between the date of this Agreement and the Closing Date which, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on KAR.

            (h) Employment Agreements. Each of the Persons listed on Schedule 3.2(e) hereof shall have entered into an Employment Agreement with KAR on the Execution Date.

            (i) Required Consents and/or Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect.

            (j) Noncompetition/Nonsolicitation Agreements. Each of the Equityholders shall have entered into a Noncompetition/Nonsolicitation Agreement with the Buyer.

            (k) Key Employees. None of the employees of the Companies listed on Schedule 3.2(e) hereto shall have terminated or given notice to terminate his or her employment, excluding termination by reason of death or disability.

            (l) Good Standing Certificates. There shall have been delivered to Buyer good standing certificates, dated no more than ten days prior to the Closing Date, from and certified by the appropriate authorities in the state of organization of KAR and in each jurisdiction in which KAR is qualified to do business, showing such Person to be in good standing in the applicable jurisdiction.

            (m) Class C Put/Call Agreements. Each Class C Equityholder shall have entered into the Class C Put/Call Agreement with Buyer.

            (n) Class D Put/Call Agreements. Each Class D Equityholder shall have entered into the Class D Put/Call Agreement with the Buyer.

            (o) Restated KAR LLC Agreement. The Restated KAR LLC Agreement shall have been executed and delivered by the parties thereto.

            (p) Estimated Closing Run Rate Revenues. The Estimated Closing Run Rate Revenues determined pursuant to Section 2.2 shall equal at least 80% of the Current Run Rate Revenues determined pursuant to Section 2.2.

            (q) Security Documents. Each Equityholder (and their spouse, if any) shall have executed and delivered to Buyer security agreements, substantially in the form of Exhibit J

(the "Security Agreements") and each Equityholder (and their spouse, if any) and KAR shall have executed and delivered to Buyer the related Control Agreement, substantially in the form of Exhibit A to the Security Agreements (the "Control Agreement").

            (r) Opinion of Counsel. KAR and the Equityholders shall have delivered to Buyer opinions of Gibson, Dunn & Crutcher LLP, counsel to KAR and the Equityholders, and internal counsel to KAR, each dated as of the Closing Date, with respect to the transactions contemplated hereby, which collectively cover the matters set forth on Exhibit C hereto, in form and substance reasonably satisfactory to the Buyer.

            (s) TOPA Equities. The TOPA Equities Agreement shall have been executed by the parties thereto and shall not have been supplemented or amended and shall be in full force and effect as of the Closing Date and there shall have been no default under or breach of such agreement by KAR or TOPA Equities as of the Closing Date.

                                    ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF KAR AND THE EQUITYHOLDERS

            Except as set forth on the Disclosure Schedule, KAR and each of the Equityholders, severally and not jointly, hereby represents and warrants to Buyer as follows:

            4.1 Organization, Standing and Authority. KAR is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California. KAR has the limited liability company power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. KAR is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. There are no proceedings or actions pending or contemplated to dissolve KAR. KAR has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except for any such authorizations, the lack of which either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on KAR.

            4.2 Subsidiaries. KAR does not have, and has not in the past had, any Subsidiaries.

            4.3 Authorization. KAR has full limited liability company power and authority to, and each Equityholder has full legal right, power, authority and capacity to, execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite limited liability company action on the part of KAR and no other limited liability company proceedings on the part of KAR are necessary to approve this Agreement and the Related Agreements and to authorize and consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Related Agreement will at Closing be, duly and validly executed and delivered by KAR and each Equityholder party thereto, and (assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by Buyer) this Agreement constitutes, and each of the Related Agreements will at Closing constitute, a legal, valid and binding obligation of KAR and each Equityholder party thereto, enforceable against KAR and each such Equityholder in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings at law or in equity.

            4.4 Organizational Documents. The copies of the Organizational Documents furnished or made available by KAR to Buyer are true, correct and complete copies thereof. The Organizational Documents are the only documents which govern operations, management and sharing of profits and losses and distributions of KAR. The Disclosure Schedule sets forth a list of all of the Organizational Documents, as well as any amendments thereto.

            4.5 No Violation. Neither the execution and delivery of this Agreement or the Related Agreements by KAR and the Equityholders, nor the consummation by KAR and the Equityholders of the transactions contemplated hereby to be performed by them, nor compliance by KAR and the Equityholders with any of the terms or provisions hereof, will (i) violate any provision of the Organizational Documents of KAR or (ii), (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which KAR or any Equityholder or any of their respective Affiliates or any of their respective properties, contracts or assets is subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Lien upon the partnership or equity interests or the material properties, Material Contracts or material assets of KAR or require any notice, approval or consent under any Material Contract to which KAR or any Equityholder or any of their respective Affiliates is a party, or by which KAR or any Equityholder or any of their Affiliates, or any of their material properties or material assets, may be bound or affected or could reasonably be expected to prevent consummation of the transactions contemplated hereby.

            4.6 Governmental Authorization. Except for (a) consents, approvals and notices as are set forth in Section 6.2 hereof and the Disclosure Schedule and (b) the applicable filings under the HSR Act, no consents, approvals or authorizations of, or filings or registrations with, or licenses from, or notices to, any Governmental Entity or any third-party are necessary in connection with (i) the execution, delivery and performance by KAR and each Equityholder of this Agreement and the Related Agreements to which each is a party and (ii) the consummation by KAR and the Equityholders of the transactions contemplated hereby and thereby.

            4.7 Ownership of Membership Interests. Schedule C hereto sets forth all record and beneficial interests owned by each Equityholder in KAR. Except as set forth in the Disclosure Schedule, each Equityholder owns beneficially and of record all of the Membership Interests listed as owned by such Equityholder on Schedule C hereof, free and clear of any Liens.

There are no Membership Interests or other equity interests of KAR issued or outstanding other than as listed on Schedule C hereto. All of the Membership Interests are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. There is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, legally binding commitment, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) from any of KAR or any Equityholder any Membership Interests or other equity interests of KAR, whether issued and outstanding, authorized but unissued or treasury shares. Except as set forth in the Disclosure Schedule, there are no outstanding obligations of KAR to redeem, repurchase or otherwise acquire any of the Membership Interests or other equity interests in KAR. Immediately upon consummation of the Initial Purchase, Buyer will own 100% of the issued and outstanding Class A Units and Class B Units free and clear of all Liens.

            4.8 Financial Statements. KAR has heretofore delivered to Buyer the Historical Financial Statements. The Historical Financial Statements have been prepared in conformity with GAAP (except as may otherwise be noted in the footnotes thereto, and except for the absence of footnotes with respect to the Unaudited Financial Statements) heretofore adopted by, and applied consistently with the past practices of and consistent with the books and records of, KAR and fairly present (subject, in the case of the Unaudited Financial Statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position, results of operations and cash flows of KAR as at, or for the periods ended on, such dates. Since the Balance Sheet Date, KAR has conducted its business in a consistent manner without a material change of policy or procedure. The Disclosure Schedule sets forth all material changes in methods of accounting or accounting practice or policy or application thereof by KAR since December 31, 2000.

            4.9 Absence of Undisclosed Liabilities. On the Balance Sheet Date, there were no Liabilities of KAR (including, but not limited to, Liabilities for Taxes relating to any prior period) that are or would be required by GAAP to be shown on the Balance Sheet that were not fully reflected and reserved against on the Balance Sheet. On the date hereof there are, and on the Closing Date there will be, no other Liabilities of KAR of a nature required to be reflected on a balance sheet in accordance with GAAP except (i) those incurred since the Balance Sheet Date, in the ordinary course of the business consistent with past practice, not in violation of or in conflict with any of the terms, agreements, warranties, representations and conditions of KAR and the Equityholders contained in this Agreement and (ii) those set forth in the Disclosure Schedule.

            4.10 Accounts Receivable. All of the accounts receivable of KAR shown or reflected on the Balance Sheets or existing on the date of this Agreement are valid and enforceable claims for services fully performed and subject to no set-off or counterclaim (it being agreed and understood that KAR and the Equityholders are not by this representation guaranteeing the collection of any such account receivable). Except as set forth in the Disclosure Schedule, KAR has no accounts or loans receivable from any Person which is affiliated with KAR or from any officer, partner or employee of KAR or any member of the Immediate Family of any Equityholder. For purposes of this Agreement, "Immediate Family" means, with respect to any individual, such individual's spouse, former spouse, parents, grandparents, children, grandchildren or siblings (and estates, trusts, partnerships or other entities and legal relationships of which a substantial majority in interest of the beneficiaries, owners, investors, partners, members or participants at all times in question are, directly or indirectly, one or more of the Persons described above and/or such individuals).

            4.11 Absence of Certain Changes. From the Balance Sheet Date through the Execution Date, KAR has conducted its Business in the ordinary and regular course, in a manner consistent with past practice, and, except as contemplated by this Agreement or the Related Agreements or as set forth on the Disclosure Schedule, there has not been:

            (a) any event or events or occurrence or occurrences which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on KAR;

            (b) any declaration, setting aside or payment or any dividend or other distribution with respect to any Membership Interest or other equity interest of KAR, or any repurchase, redemption or other acquisition by KAR or any outstanding shares of capital stock or other securities of, or other ownership interest in, KAR;

            (c) any incurrence, assumption or guarantee by KAR of any outstanding amount of indebtedness for borrowed money other than in the ordinary course of business in accordance with its customary practices;

            (d) any transaction or commitment made, or any contract or agreement entered into, by KAR relating to its assets or business (including the acquisition or disposition of any assets) or any loss or relinquishment by KAR of any material contract or other material right, other than transactions and commitments made, and contracts or agreements entered into or terminations of Investment Contracts, in each case in the ordinary course of business in accordance with their customary practices;

            (e) any material modifications or amendments to any Investment Contracts, Contracts or Fund Agreements other than in the ordinary course of business;

            (f) any material change in any method of accounting or accounting practice or policy or application thereof by KAR;

            (g) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by KAR to the Equityholders or to KAR's officers, employees or consultants except increases occurring in the ordinary course of business in accordance with its customary practices, or any new written employment agreements with any of such Persons or any new commitments (oral or written) with any Equityholder or officer of KAR;

            (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, severance, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of KAR, except increases occurring in the ordinary course, or any new bonus, severance or employee benefit plan, contracts, payments or arrangements with any of such Persons;

            (i) any action or event taken by any Company that if taken or suffered after the date hereof would violate Section 6.1 of this Agreement; or

            (j) any suspension of any license or permit issued to KAR or any material impairment of its right to conduct business.

            4.12 Litigation. Except as set forth on the Disclosure Schedule, there is no Action pending, or to the knowledge of KAR and each Equityholder, threatened (i) against KAR, the Business, or with respect to KAR's activities, properties or assets or any of the Fund or with respect to their respective activities, properties or assets or (ii) relating to or affecting the transactions contemplated by this Agreement or any of the Related Agreements. Neither KAR nor any Fund is in default with respect to any judgment, order, writ, injunction, decree or restriction of any court or Governmental Entity, and there are no unsatisfied judgments against (x) KAR, the Business or the activities, properties or assets of KAR or (y) any Fund or the respective activities, properties or assets of any Fund. There is no Action pending, or to the knowledge of KAR and each Equityholder, threatened relating to the termination of, or limitation of, the rights of KAR under its registration under the Advisers Act as an investment adviser or any similar or related rights under any registrations or qualifications with various self-regulatory bodies, states or other jurisdictions.

            4.13 Title to Assets. KAR has good, valid and marketable title to all of the properties and assets, tangible and intangible, reflected in the Balance Sheet as being owned by it, except those sold or otherwise disposed of in the ordinary course of business, free and clear of all Liens, except for Permitted Liens which in the aggregate are not substantial in amount, do not detract from the value of the property or assets subject thereto or interfere with the present or anticipated use thereof and have not arisen other than in the ordinary course of the Business and except as disclosed in filings made pursuant to the Uniform Commercial Code. The Disclosure Schedule lists all leases and related material agreements relating to real estate and equipment providing for annual payments in excess of $50,000 to which KAR is a party. KAR has made available for review by Buyer true, correct and complete copies of all such leases and related agreements providing for annual payments in excess of $50,000. KAR has performed all obligations required to be performed by it with respect to all assets and properties leased by it through the date hereof, except where the failure to perform does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KAR. The assets and properties owned or leased by KAR include all assets and properties that are used in the conduct of their respective businesses. KAR does not own any real property. All buildings and all fixtures, equipment and other property and assets which are held under leases or subleases by KAR are held under valid leases or subleases.

            4.14 Technology and Intellectual Property. KAR has (and upon consummation of the transactions contemplated hereby will have) ownership of, or such other rights by license, lease or other agreement in and to, all items of intangible property necessary for the conduct of the Business as presently conducted, including, without limitation, trademarks and service marks, trade names, brand names, patents, copyrights, proprietary rights, logos, names, trademark applications, service mark applications and patent applications (collectively the "Intellectual Property"), as necessary to conduct the Business as presently conducted. The Disclosure Schedule lists all such items of Intellectual Property other than off-the-shelf shrink-wrap licensed software. To the knowledge of KAR, KAR has not infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, nor, to the knowledge of KAR and the Equityholders, has any other Person infringed on a continuing basis any rights that KAR and the Fund have in the Intellectual Property. KAR owns or licenses all computer software developed or currently used by it which is material to the conduct of its business as currently conducted and, to the knowledge of KAR, has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of any third-party. Since January 1, 2000, neither KAR nor the Fund has received written notice of any claim respecting any such violation or infringement.

            4.15 Contracts. The Disclosure Schedule sets forth as of the date hereof a complete and accurate list of all Material Contracts to which KAR is a party or by which KAR or any of its assets or properties is bound or subject. Each Material Contract (excluding for these purposes, Investment Contracts) is in full force and effect and constitutes the legal, valid and binding obligation of KAR and, to the knowledge of KAR and each Equityholder, of the other parties thereto, and is enforceable in accordance with its terms, except, in each case, to the extent certain of the liability limitation provisions therein may be contrary to public policy as expressed in the Securities Laws and therefore unenforceable, and as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and court decisions with respect thereto and general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity and except where the failure to be enforceable does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KAR. True, correct and complete copies of all Material Contracts have been previously delivered or made available by the Companies to Buyer. For the purposes of this Agreement, "Material Contracts" means:

            (a) any Contract not fully performed for the purchase by KAR for its own account of any commodity, material, services or equipment, including, without limitation, fixed assets, for a price in excess of $50,000;

            (b) any Contract containing covenants limiting the freedom of KAR to engage or compete (geographically or otherwise) in any line of business or with any Person;

            (c)   any Contract (i) for cash payments for client solicitations;
(ii) in respect of the sale distribution of shares of the Fund; (iii) of the type referred to in Rule 2830(i) of the NASD Conduct Rules; or (iv) of the type referred to in NASD Notice to Members 98-75;

            (d) any license agreement (as licensor or licensee) providing for future payments in excess of $50,000 which by its terms does not terminate or is not terminable without penalty by KAR upon notice of 60 days or less;

            (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money, by KAR in excess of $50,000;

            (f) any Contract involving payments based on profits or revenues of KAR (including any contracts providing for Business Manager Revenue Sharing); or

            (g) any other Contract which creates future payment obligations of KAR in excess of $50,000 and which by its terms does not terminate or is not terminable without penalty by KAR upon notice of 60 days or less.

            4.16 No Default Under Contracts or Agreements. KAR is not in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any Contract to which it is a party or by which it is or may be bound or to which any of its properties or assets is or may be subject, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on KAR. To the knowledge of KAR and each Equityholder, no other party is in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any such Contract, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on KAR.

            4.17 Investment Contracts and Clients. The aggregate assets under management by KAR as of December 31, 2000 and September 30, 2001 are accurately set forth on the Disclosure Schedule. The Disclosure Schedule also sets forth an accurate and complete list as of December 31, 2000 and September 30, 2001 of (i) all Clients with assets under management in excess of $1,000,000 as of the date hereof, (ii) all Investment Contracts for the foregoing Clients setting forth the names of the Fund or Persons under each such Investment Contract, (iii) the amount of assets under management with respect to each of the foregoing, (iv) the fee schedule for each of the foregoing and (v) any material fee adjustments regarding the foregoing implemented since December 31, 2000 or presently proposed to be implemented. KAR is in compliance in all material respects with the terms of each Investment Contract and is not in material default or material breach under (with or without the giving of notice or the passage of time) any of the terms of any Investment Contract. Each Investment Contract is in full force and effect and constitutes a legal, valid and binding obligation of KAR, and, to the knowledge of KAR and the Equityholders of the Fund and the other parties thereto, enforceable in accordance with its terms except for ordinary course terminations of Investment Contracts after the Execution Date and Investment Contracts with respect to which consents (affirmative or negative) are not received prior to the Closing Date. True, correct and complete copies of each Investment Contract, including a current fee schedule, have been provided to or made available for review by Buyer. Except as set forth in the Disclosure Schedule and except as notified to Buyer prior to the Closing Date, KAR has not been notified of the intention of any Client with assets under management in excess of $1,000,000 or the Fund to terminate its Investment Contract or to withdraw all or the substantial portion of such assets within six months after the Closing Date or to adjust the applicable fee schedule. Each Investment Contract subject to Section 15 of the Investment Company Act has been duly approved at all times in compliance with Section 15 of the Investment Company Act and all other Applicable Laws in all material respects. Each such Investment Contract has been performed by KAR in accordance with the Advisers Act and all other Applicable Laws in all material respects.

            4.18 Compliance with Laws. KAR holds, and has at all times held, and at Closing will hold, all licenses, franchises, permits and authorizations necessary for the lawful ownership and use of its material properties and material assets (collectively, "Permits")and the conduct of its businesses under and pursuant to, and has complied with each, and is not in default under any, Applicable Law relating to KAR or any of its assets, properties or operations, and there are no outstanding violations of any of the above, except for any failure to hold a Permit and such defaults and violations that do not have, either individually or in the aggregate, a Material Adverse Effect on KAR, and KAR has not received written notice asserting any such violation. All Permits that are required to carry on the Business as presently conducted and the absence of which would individually or in the aggregate, have a Material Adverse Effect on KAR are listed on the Disclosure Schedule. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto, and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification of any such Permits except where the revocation, cancellation, suspension or modification does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KAR. KAR has made available for review by Buyer copies of all material correspondence and communications received from any Governmental Entity since January 1, 2000.

            4.19  Business; Registrations.

            (a) Since January 1, 1999, KAR has been engaged solely in the business of providing Investment Management Services and certain related businesses and activities and has not engaged in any other business or activity of any kind. Since January 1, 1999, KAR has not sponsored or participated in the distribution by private offering or otherwise of any interests in any issuer that is required to register as an investment company (within the meaning of the Investment Company Act).

            (b) KAR is duly registered as an investment adviser under the Advisers Act and is duly registered, licensed or qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except for failures to be so registered, licensed or qualified that do not have, either individually or in the aggregate, a Material Adverse Effect on KAR. KAR is in compliance in all material respects with all applicable foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser. KAR has delivered or made available to Buyer true, correct and complete copies of its most recent Form ADV, as amended to date, and has made available true, correct and complete copies of all foreign and state registration forms, as amended to date. The information contained in such forms was true, correct and complete in all material aspects at the time of filing and has been amended or modified as required by applicable law.

            (c) Neither KAR nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither KAR nor any "associated person" (as defined in the Advisers
Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither KAR nor any "associated person" (as defined in the Advisers
Act) has been convicted of
any crime or has engaged in any conduct that would require disclosure under Rule 206(4)-4(a)(2) under the Advisers Act or under applicable state law. Neither KAR nor any "associated person" (as defined in the Exchange Act) thereof is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

            (d) Except as set forth on the Disclosure Schedule, KAR has all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities (collectively, the "Licenses") that are required in order to permit them to carry on the Business as presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on KAR; such Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on KAR.

            (e) Each Equityholder and each other Person "associated" (as defined under the Advisers Act) with KAR has all Licenses that are required in connection with the conduct of the Business as presently conducted and the absence of which would have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KAR; such Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on KAR.

            (f) As of their respective dates, the Regulatory Documents of KAR and the Fund complied in all material respects with the requirements of the Securities Laws applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates or as of such other dates as so required under the Securities Laws, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. KAR has previously delivered or made available to Buyer a true, correct and complete copy of each such Regulatory Document filed with the SEC after January 1, 2000 and prior to the date hereof and will deliver or make available to Buyer promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by any of KAR and the Fund with the SEC after the date hereof and prior to the Closing Date.

            4.20  Taxes.

            (a) (i) All Tax returns and reports (including information returns, declarations and reports) and amended or substituted returns and reports required to be filed on or prior to the Closing Date (taking into account any extension of time within which to file) with any Taxing Authority by or on behalf of KAR or any Fund (collectively, the "Tax Returns" and singularly, a "Tax Return"), have been or will be duly and timely filed when due in accordance with all applicable laws (including any extensions of such due date);
(ii) as of the time of filing, the Tax Returns correctly reflected in all material respects (and, as to any Tax Returns not filed as of the date hereof, will correctly reflect in all material respects) the income or other measure of Tax and any other information required to be shown therein; (iii) all Taxes due and payable by KAR or any Fund (collectively, the "Taxpayers" and individually, a "Taxpayer") have been timely paid or withheld or adequate provision has been made therefor; (iv) the charges, accruals and reserves for deferred and contingent Taxes reflected on the Historical Financial Statements described in
Section 4.7 hereof and the Fund Financial Statements described in Section 4.25(c) hereof are adequate to cover all Taxes which are or may become payable by KAR or the Fund, as the case may be, with respect to all periods through the date of such Historical Financial Statements and Fund Financial Statements and the books and records of KAR and the Fund, will contain accruals and reserves adequate to cover all Taxes for all periods ending on or prior to the Closing Date and not covered by such Historical Financial Statements or Fund Financial Statements;
(v) none of the Taxpayers is delinquent in the payment of any Tax nor have any of them requested any extension of time within which to file any Tax Return, which Tax Return either has not since been filed or with respect to which such extended period has not yet expired; (vi) there are no pending audits, investigations, claims, administrative or judicial proceedings, or collection actions against or with respect to any Taxpayer in respect of any Tax or assessment and neither Taxpayer has received any notice from any Tax Authority advising that any such audit, investigation, claim, proceeding or action may or will be commenced; (vii) there are no Liens for Taxes upon the assets of any Taxpayer except Liens for current Taxes not yet due and Liens for Taxes that are being disputed in good faith by appropriate proceedings and that have been reserved against in accordance with GAAP; (viii) the Disclosure Schedule sets forth the taxable years of each Taxpayer as to which audits have been completed, those years which are currently under audit, those years for which audits have not been initiated, and those years for which required Tax Returns have not yet been filed; (ix) none of the Taxpayers is a party to any written or unwritten Tax sharing agreement or indemnity agreement executed or agreed to on or prior to the date of this Agreement; (x) none of the Taxpayers has any liability for the Taxes of any Person other than the Taxpayers; (xi) KAR is not, nor has KAR been, a United States real property interest within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xii) none of the assets of KAR is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code; (xiii) KAR has never been included in a consolidated, combined or unitary group for any taxable period; (xiv) KAR has not, and is not required to, file Tax Returns in any jurisdiction outside of the United States of America; (xv) KAR has no income which has been allocated, apportioned or otherwise sourced to any state other than the State of California in any Tax Return of KAR; and (xv) KAR has not agreed to, and is not required to, make, any adjustment under Section 481(a) or
Section 263(A) of the Code.

            (b) All Taxes required to be withheld by each Taxpayer arising as a result of payments to (or amounts allocable to) foreign members, foreign partners or other foreign Persons have been collected and withheld, and have been paid to the appropriate Taxing Authority.

            (c) KAR qualifies, has qualified since the date of its formation, and will qualify immediately after the Closing Date, to be treated as a partnership for federal, state and local income tax purposes. Neither KAR nor any Equityholder has taken or will take a position inconsistent with such treatment.

            4.21  Employee Benefit Plans.

            (a)   Definitions. Each of the following terms, when used in this
Section 4.21, shall have the meanings indicated in this Section 4.21 for that term. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                  (i) "Benefit Arrangement" shall mean any material employment or consulting policy, practice or plan providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or other benefits which (A) is not an ERISA Welfare Plan, ERISA Pension Plan or Multiemployer Plan, (B) is maintained, contributed to or required to be contributed to, as the case may be, by KAR and (C) in which any individual while retained or employed by KAR participates by reason of being so retained or employed.

                  (ii) "Benefit Plans" shall mean all Benefit Arrangements, Multiemployer Plans, ERISA Pension Plans and ERISA Welfare Plans.

                  (iii) "ERISA Affiliate" shall mean any entity (whether or not incorporated) which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with KAR (as such terms are defined in Section 4001(a)(14) of ERISA or Sections 414(b) or (c) of the Code).

                  (iv) "ERISA Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which KAR or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) in which any individual while retained or employed by any Company or any ERISA Affiliate participates by reason of being so retained or employed.

                  (v) "ERISA Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which KAR or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) in which any individual while retained or employed by KAR or any ERISA Affiliate participates by reason of being so retained or employed.

                  (vi) "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. The Disclosure Schedule contains a complete list of Benefit Plans and a complete copy of each of the following documents has been delivered or made available by the Companies to Buyer, in each case to the extent applicable:
(i) with respect to each Benefit Plan, the most recent document (and, if applicable, related trust agreements) and all amendments thereto, the most recent written description thereof which has been distributed to employees of KAR or any ERISA Affiliate and all annuity contracts or other funding instruments pertaining thereto, and for any Benefit Plan which is not in writing, a description of the principal features thereof; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each ERISA Pension Plan and any pending or the most recent application for such a determination letter with respect to each ERISA Pension Plan; (iii) Annual Reports on Form 5500 Series (including all applicable schedules thereto) filed with any Governmental Entity for each Benefit Plan and Tax Returns, if any (including all applicable schedules thereto) for each trust related thereto for the most recent plan year (or the three most recent plan years in the case of an ERISA Pension Plan); (iv) all annual financial statements and accountant's opinions relating to each ERISA Pension Plan and ERISA Welfare Plan for the three most recent plan years; (v) any correspondence or notifications received from any Governmental Entity during the three most recent plan years relating to Benefit Plans other than routine correspondence relative to Annual Reports on Form 5500 Series; (vi) a report of the claims experience under any self-funded ERISA Welfare Plan for the three most recent plan years; and (vii) all other contracts, agreements, insurance policies and fidelity bonds relating to the Benefit Plans

            (c) Compliance. Each ERISA Pension Plan, ERISA Welfare Plan, Benefit Arrangement or trust agreement, annuity contract or funding instrument materially complies, and has been maintained in compliance in all material respects, with its terms and, both as to form and operation, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code.

            (d) Multiemployer Plans. Neither KAR nor any ERISA Affiliate has, at any time, directly or indirectly contributed to or had an obligation to contribute to a Multiemployer Plan.

            (e)   ERISA Welfare Plans.

                  (i) Except as set forth in the Disclosure Schedule, KAR and each applicable ERISA Affiliate has reserved the right to amend or terminate (A) any ERISA Welfare Plan which it currently maintains or (B) its participation in any ERISA Welfare Plan in which it currently participates.

                  (ii) Except as set forth in the Disclosure Schedule, none of KAR, any ERISA Affiliate or any ERISA Welfare Plan has any present or future obligation to make any payment to or under any ERISA Welfare Plan which provides benefits to retirees other than for COBRA benefits under
      Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

                  (iii) Each ERISA Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code at all times.

                  (iv) Except as set forth in the Disclosure Schedule and except as may be payable by a third-party administrator or pursuant to an insured arrangement, there are no contributions or payments of benefit claims with respect to any ERISA Welfare Plan which are or will be 30 days past due.

            (f)   ERISA Pension Plans.

                  (i) No ERISA Pension Plan is or has been subject to Title IV of ERISA. Neither KAR nor any ERISA Affiliate has any Liability for unpaid contributions with respect to any ERISA Pension Plan. There has not been, with respect to any ERISA Pension Plan, any "accumulated funding deficiency," whether or not waived, as defined in Section 302 of ERISA or
      Section 412 of the Code.

                  (ii) Each ERISA Pension Plan (and each related trust agreement, annuity contract or other funding instrument) which is intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the Code has received a determination letter that it is so qualified and no event has occurred nor does any condition exist which is reasonably likely to cause it not to continue to be so qualified.

            (g) Unrelated Business Taxable Income. To the knowledge of KAR and the Equityholders, no Benefit Plan (or trust or other funding vehicle pursuant thereto) currently has Liability for any Tax under Section 511 of the Code.

            (h) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of KAR that, individually or collectively, provides for the contribution or payment by KAR of any amount that is not deductible or will not be deductible under Sections 162 or 404 of the Code.

            (i) Fiduciary Duties and Prohibited Transactions. Except as would not result in a material liability of KAR, neither KAR nor, to the knowledge of KAR and the Equityholders, any plan fiduciary of any ERISA Welfare Plan or ERISA Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

            (j) Litigation. Except as disclosed in the Disclosure Schedule, there are no pending or, to the knowledge of KAR and each Equityholder, threatened Actions (other than claims for benefits in the normal course), asserted or instituted against (i) any ERISA Welfare Plan or its assets, (ii) any ERISA Pension Plan or its assets, (iii) any fiduciary of any ERISA Pension Plan or ERISA Welfare Plan with respect thereto or (iv) KAR or any ERISA Affiliate with respect to any Benefit Plan.

            (k) No New Benefit Plans or Amendments. KAR has not announced any plan or made any legally binding commitment to create or contribute to any Benefit Plans other than those listed in the Disclosure Schedule or to amend or modify materially any such Benefit Plan now existing except as may be required by law or for compliance with an applicable qualification provision of the Code and no ERISA Affiliate has announced any plan or made any legally binding commitment to create or contribute to any ERISA Pension Plan which is subject to Title IV of ERISA or any Multiemployer Plan, or to amend or modify materially any ERISA Pension Plan, or create any new ERISA Pension Plan, which is subject to Section 412 of the Code or Section 302 of ERISA, except as may be required by law or for compliance with an applicable qualification provision of the Code.

            4.22  Partners, Shareholders, Officers and Employees.

            (a) The Disclosure Schedule contains a true, correct and complete list of all current officers of KAR. In addition, the Disclosure Schedule contains a list of all partners, members, managers, shareholders, employees and consultants of KAR who, individually, (x) have received compensation from KAR for the year ended December 31, 2000 in excess of $100,000 or (y) are expected to receive compensation in excess of such amount for the year ending December 31, 2001. The aggregate annual compensation of each such individual heretofore furnished to Buyer in writing is true and correct.

            (b) No consultant or other Person other than KAR's employees (the "Employees") renders Investment Management Services to or on behalf of KAR. Except as set forth on the Disclosure Schedule, KAR has no obligation, contingent or otherwise, whether written or oral, under (i) any collective bargaining or other labor agreement, (ii) any retainer or consulting arrangements or (iii) any other employee or employment-related Contract or non-terminable (whether with or without penalty) employment arrangement (each, together with any service or employment-related Contract disclosed on the Disclosure Schedule pursuant to Sections 4.15 and 4.21 (other than a Benefit Arrangement) hereof, an "Employment Arrangement"). KAR is not in default with respect to any material term or condition of any Employment Arrangement, including, without limitation, after the giving of notice, lapse of time or both. KAR is not delinquent (as determined in accordance with its payroll practices and reimbursement policies) in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. KAR has no agreement, policy, plan or program of paying severance pay or any form of severance or termination compensation or "parachute payments" in connection with the termination of employment or changes in control, except as set forth in the Disclosure Schedule. KAR is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair wages and hours. There are no charges that have been filed of employment discrimination or unfair labor practices against or involving KAR. There are no grievances, complaints or charges that have been filed against KAR under any dispute resolution procedure that would have a Material Adverse Effect on KAR or the conduct of the Business, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. KAR has in place all employee policies required by Applicable Laws, except where the failure to have in place such policies would not have a Material Adverse Effect on KAR and there have been no material violations of any of such employee policies. Neither KAR nor the Equityholders has received any written notice indicating that any of such employment policies or practices is currently being audited or investigated by any Governmental Entity. KAR is, and at all times since its inception has been, in compliance in all respects with the requirements of the Immigration Reform Control Act of 1986 except where the failure to comply does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KAR.

            4.23 Insurance. KAR has in full force and effect such insurance with respect to the Business, its property and assets for such amounts and such terms as set forth in the Disclosure Schedule and all bonds required by ERISA and by any Contract to which it is a party as set forth on the Disclosure Schedule. KAR has delivered or made available copies of all such policies to Buyer. KAR is not in material default under any such insurance policy or bond.

            4.24 Transactions with Interested Persons. Except as set forth in the Disclosure Schedule, none of KAR or any partner, member, officer, supervisory employee, shareholder or director of KAR or, to the knowledge of KAR and each Equityholder, any member of the Immediate Family or Affiliate of such Equityholder, (a) is a competitor of, or a party to any material transaction or material Contract or arrangement with, KAR, (b) serves as an officer or director or in another similar capacity of, any competitor of KAR, any Fund, or any Person that has a material Contract or arrangement with KAR, or (c) owns directly or indirectly on an individual or joint basis (other than in or through beneficial ownership of less than five percent of the outstanding securities of a publicly traded company), any interests in any competitor or any Person that has a material Contract or arrangement with KAR. Each of the agreements or arrangements listed on Item 4.24 of the Disclosure Schedule, at the time such agreement or arrangement was entered into, was in the opinion of management of KAR commercially reasonable and was entered into on terms and conditions no less favorable to KAR than that which could have been obtained through arms-length negotiation with an unrelated party.

            4.25  Certain Additional Representations and Warranties as to the
Fund.

            (a) The Disclosure Schedule sets forth: (i) a true, complete and correct list, as of the date hereof, of the Fund, (ii) the most recent date on which each Investment Contract was renewed or continued in accordance with
Section 15 of the Investment Company Act, and (iii) the aggregate net asset value (as defined for purposes of the Investment Company Act) of the Fund as of December 31, 2000 and September 30, 2001. All payments due under each distribution or principal underwriting agreement to which the Fund is a party have been made in compliance with Applicable Law. The Fund Board has not adopted any distribution plan under Rule 12b-1 under the Investment Company Act. Except as set forth in the Disclosure Schedule, none of the Investment Contracts, or any other arrangements or understandings relating to KAR's rendering of investment advisory or management services (including, without limitation, all sub-advisory services), administration or distribution services to the Fund contains any undertaking by such entity to cap fees or to reimburse any or all fees thereunder, except as required by Applicable Law. The Fund is duly organized, validly existing and in good standing under the laws of Delaware and has the requisite trust power and authority, and possesses all rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted and to perform its obligations under the Fund Agreements to which it is a party, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law except where the failure to be so qualified, licensed or registered does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KAR. KAR has delivered or made available to Buyer a list of all such jurisdictions where the Fund is qualified. The Fund is, and at all times required under the Securities Laws has been, duly registered with the SEC as an investment company under the Investment Company Act or is a series thereof. As to the Fund, there has been in full force and effect an investment advisory, sub-advisory, distribution or underwriting agreement (as applicable) at all times since the inception of the Fund and KAR received compensation respecting its activities in connection with the Fund only as provided by the Fund Agreements and as permitted by the Investment Company Act and other Applicable Law. The Fund is not in default in the performance, observance or fulfillment of any of the material terms or conditions of its organizational documents (each as amended to date), true and complete copies of which have been provided or made available to Buyer, and such documents are in full force and effect. The Fund has no subsidiaries or affiliates (as such terms are defined in Rule 12b-2 of the Exchange Act) other than KAR and the trustees of the Fund.

            (b) Since the Fund's inception, the shares or units of beneficial interest of the Fund have been duly and validly issued and are fully paid and nonassessable and the shares or units of beneficial interest of the Fund are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under Applicable Law; and the Fund, since inception, has been operated and is currently operating in compliance in all respects with its respective investment objectives and policies and Applicable Law. None of the assets of the Fund constitute plan assets pursuant to the plan asset regulations set forth in 29 C.F.R. Section 2510.3-101.

            (c) KAR has delivered or made available to Buyer true, complete and correct copies of the financial statements for the Fund for each of its fiscal years ending in 1998, 1999 and 2000, respectively, as are currently available, and unaudited financial statements of the Fund for the first six-months of its most recent fiscal year if the date of this Agreement is eight months after the beginning of the Fund's fiscal year, and will deliver or make available to Buyer true, complete and correct copies of any such financial statements as are not currently available promptly upon such financial statements becoming available (collectively, the "Fund Financial Statements"). The Fund Financial Statements have been prepared in accordance with GAAP, except as otherwise disclosed in such Fund Financial Statements or the notes thereto. The Fund Financial Statements present fairly the financial position of the Fund as of the date of each such Fund Financial Statement and the results of operations and changes in net assets of the Fund during the period covered by each such Fund Financial Statement in accordance with GAAP. The Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by the Fund during the periods covered by each Fund Financial Statement. The Fund has no obligation or Liability (contingent or other) of a nature required to be reflected on a balance sheet in accordance with GAAP that, individually or in the aggregate, is material to the financial condition or results of operations of the Fund, except (i) as reflected in the Fund Financial Statements or (ii) as set forth in the Disclosure Schedule or
(iii) as may be incurred in the ordinary course of business, consistent with past practice.

            (d) KAR has delivered or made available to Buyer true, complete and correct copies of the following documents (collectively, the "Fund Agreements"):

                  (i) all agreements and arrangements for the distribution of shares of the Fund by which the Fund is bound;

                  (ii) all custody agreements, transfer agent agreements and similar agreements or arrangements by which the Fund is bound;

                  (iii) all administrative service and similar agreements by which the Fund is bound; and

                  (iv) all Investment Contracts pursuant to which KAR provides any Investment Management Services to the Fund.

Each Fund Agreement was duly approved in accordance with the applicable provisions of the Investment Company Act. Except as listed in the Disclosure Schedule, each Fund Agreement is in full force and effect and enforceable in accordance with its terms. There does not exist under any Fund Agreement any event of default or event or condition that, after notice or lapse of time or both, would constitute an event of default thereunder on the part of any of KAR or the Fund or, to the knowledge of the KAR or the Equityholders, any other party thereto except where the event of default does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KAR.

            (e) The Fund has issued its shares or interests pursuant to valid and effective registration statements under the Investment Company Act and/or the Securities Act and applicable state securities or "blue sky" laws, which registration statements have, at all times when such registration statements were effective, complied as to form in all material respects with the requirements of the Investment Company Act and the Securities Act then in effect and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and which were, in the event of any subsequent material misstatements or omissions, promptly amended or supplemented to correct any such misstatement or omission. The offerings and sales of the shares and interests in the Fund complied with Applicable Law. The Fund's investments have been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and at all times when the investments were held. No stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of KAR and the Equityholders, are contemplated.

            (f) Except as set forth in the Disclosure Schedule, KAR has not sponsored or participated in the distribution by public or private offering of any interests in any limited partnerships or other entities or Persons other than the Fund.

            (g) The Fund has filed all prospectuses, annual information forms, registration statements, proxy statements, financial statements, other forms, reports, sales literature and advertising materials and any other documents required to be filed with applicable regulatory or other Governmental Entities, and any amendments thereto (the "Reports"). The Reports (i) have been prepared in accordance with the requirements of Applicable Law, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

            (h) Except as set forth in the Disclosure Schedule, since January 1, 1999, the Fund has not been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws. The Fund Board operates in all respects in conformity with the requirements and restrictions of Sections 10, 15(f) and 16 of the Investment Company Act.

            (i) Except as set forth in the Disclosure Schedules, no exemptive orders or SEC no-action letters have been obtained, nor are any requests pending therefor, with respect to the Fund under the Securities Laws other than any such orders or no-action letters which are no longer in effect or applicable to the current operation of the Fund.

            (j) Except as set forth in the Disclosure Schedule and except as contemplated by Section 6.2 of this Agreement, no action of the Fund Board or the shareholders of the Fund is required in connection with the transactions contemplated by this Agreement.

            (k) The Fund has made a valid election to be a regulated investment company and the Fund has satisfied the relevant requirements of the Code for all taxable years, or parts thereof, of the Fund ending prior to the Closing as to its status as a regulated investment company as defined in Sections 851-855 of the Code. Neither KAR nor the Fund has received any notice or other communication relating to or affecting the Fund's compliance with any of these relevant requirements.

            (l) The Disclosure Schedule contains a true, complete and correct list, as of the date hereof, of all agreements and contracts of the following types, written or oral, to which the Fund is a party or by which the Fund or any of its properties is bound as of the date hereof: (i) mortgages, indentures, security agreements, loan, financing and credit agreements and other agreements, guarantees and instruments relating to the borrowing of money by the Fund in excess of $50,000; (ii) any lease for real property, material lease for personal or intangible property (whether as lessee or lessor), and material license, service and processing agreement which requires annual payments by KAR in excess of $50,000; (iii) any agreement with respect to Tax allocation as to the Taxes paid for credit for a Tax loss on a Tax Return or report and (iv) agreements, contracts or commitments entered into outside the ordinary course of business which creates future payment obligations of the Fund in excess of $10,000 or limits the freedom of the Fund to engage in its business or with any Person. True and complete copies of all such contracts, agreements and commitments (or, in the case of material oral contracts, a description of the material terms thereof) have been previously made available for review by Buyer, and such contracts, agreements and commitments contain substantially the entire understanding between the Fund and the other party or parties thereto with respect to the subject matter thereof.

            (m) The advertising and sales literature used by the Fund in connection with the public offering and sale of the Fund (including any advertising or sales literature used pursuant to Rule 482 under the Securities Act and filed by KAR or the Fund with the NASD for review in accordance with 497(i) under the Securities Act) complies in all material respects with the Securities Laws and, to the knowledge of KAR and the Equityholders, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (n) None of KAR, any Affiliated Person (as defined in the Investment Company Act) or any other "interested person" of KAR, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the Fund, other than bona fide ordinary compensation as principal underwriter for the Fund or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act, or (ii) from the Fund or its security holders for other than bona fide investment advisory, administrative or other services. Accurate and complete disclosure of all such compensation arrangements has been made in the Fund's registration statements filed under the federal securities laws.

            (o) To KAR's and the Equityholders' knowledge, there is no reason why the consents described in Section 6.2(b)(i) shall not be obtained.

            (p) Since the Fund's inception, the Fund's net asset value disseminated to shareholders and the public has been correctly calculated and accurately disseminated.

            4.26 No Other Agreements to Sell. No Equityholder has any legal obligation, absolute or contingent, to any Person to sell Membership Interests or other equity interests in KAR (other than on termination of employment, to effect any merger, consolidation or other reorganization of KAR or as otherwise provided in the KAR LLC Agreement) or to enter into any agreement with respect thereto. Except as contemplated by this Agreement, none of KAR or any Equityholder has made a commitment or entered into negotiations, to sell or transfer any part of the assets of KAR, other than in the ordinary course of its business.

            4.27 No Brokers. Other than Putnam Lovell Securities Inc., whose fees shall be paid by the Equityholders, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from KAR, any of the Equityholders or any of their respective Affiliates in connection with this Agreement or the transactions contemplated hereby.

            4.28 Filing Documents. None of the information regarding KAR or any of its Affiliates or the Fund supplied or to be supplied by them for inclusion in any documents to be filed with any Governmental Entity in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Entity, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.29 Environmental Matters. KAR has complied in all material respects with all applicable Environmental Laws, and KAR is not subject to any claim or liability under any Environmental Law except where the failure to comply or the existence of any such claim or liability does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KAR. "Environmental Law" means (i) any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) relating to the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as hereinafter defined), in each case as amended and as now in effect. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

            4.30 Information in Proxy Materials and Other Disclosure. The information or data relating to KAR, the Equityholders and their respective Affiliates provided by KAR in writing for inclusion in the proxy materials to be furnished to shareholders of the Fund for the purpose of approving new investment advisory agreements with KAR to take effect immediately after the assignment at the Closing of the then existing investment advisory agreements will not contain, at the times such proxy materials are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading. Any information provided by KAR in writing for dissemination to any Clients or the Fund Board in respect of the transactions contemplated hereby at the time such information is disseminated, in each case, will be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact (x) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) necessary to correct any statement in any earlier communication that has become false or misleading.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

            Except as set forth on the Disclosure Schedule, Buyer hereby represents and warrants to the Companies and each Equityholder as follows:

            5.1 Organization and Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. Buyer has the power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets.

            5.2 Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement and the Related Agreements and to authorize and consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Related Agreements will at

Closing be, duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by each of KAR and the Equityholders party thereto) constitutes and each of the Related Agreements will at Closing constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings at law or in equity.

            5.3 No Violation. Neither the execution and delivery of this Agreement or the Related Agreements by Buyer, nor the consummation by Buyer of the transactions contemplated hereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the Organizational Documents of Buyer or (ii), (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which Buyer or any of its Affiliates or any of their respective properties, contracts or assets is subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Lien upon the partnership or equity interests or the material properties, Material Contracts or material assets of Buyer or require any notice, approval or consent under any Material Contract to which Buyer or any of its Affiliates is a party, or by which Buyer or any of its Affiliates, or any of their material properties or material assets, may be bound or affected or could reasonably be expected to prevent consummation of the transactions contemplated hereby.

            5.4 Governmental Authorization. Except for consents, approvals and notices as are set forth in Section 6.2 hereof and the Disclosure Schedule, no consents, approvals or authorizations of, or filings or registrations with, or licenses from, or notices to, any Governmental Entity or any third-party are necessary in connection with (i) the execution, delivery and performance by Buyer of this Agreement and the Related Agreements to which Buyer is a party and
(ii) the consummation by Buyer of the transactions contemplated hereby and thereby.

            5.5 Financial Statements. Buyer has heretofore delivered to KAR the Buyer Financial Statements. The Buyer Financial Statements have been prepared in conformity with GAAP (except as may otherwise be noted in the footnotes thereto, and except for the absence of footnotes with respect to the Unaudited Financial Statements) heretofore adopted by, and applied consistently with the past practices of and consistent with the books and records of, Buyer and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position, results of operations and cash flows of Buyer as at, or for the periods ended on, such dates. Since the Buyer Balance Sheet Date, Buyer has conducted its business in a consistent manner without a material change of policy or procedure.

            5.6 Compliance with Laws. Buyer holds, and has at all times held, and at Closing will hold, all Permits necessary for the lawful ownership and use of its material properties and material assets and the conduct of its businesses under and pursuant to, and has complied with each, and is not in default under any, Applicable Law relating to Buyer or any of its assets, properties or operations, and there are no outstanding violations of any of the above, except for any failure to hold a Permit and such defaults and violations that do not have, either individually or in the aggregate, a Material Adverse Effect on Buyer, and Buyer has not received written notice asserting any such violation. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto, and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification of any such Permits except where the revocation, cancellation, suspension or modification does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

            5.7   Advisers Act.

            (a) There is no Action pending, or to the knowledge of Buyer, threatened relating to the termination of, or limitation of, the rights of Buyer under its registration under the Advisers Act as an investment adviser or any similar or related rights under any registrations or qualifications with various self-regulatory bodies, states or other jurisdictions. Each Investment Contract subject to Section 15 of the Investment Company Act has been duly approved at all times in compliance with Section 15 of the Investment Company Act and all other Applicable Laws in all material respects. Each such Investment Contract has been performed by Buyer in accordance with the Advisers Act and all other Applicable Laws in all material respects.

            (b) Buyer is duly registered as an investment adviser under the Advisers Act and is duly registered, licensed or qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except for failures to be so registered, licensed or qualified that do not have, either individually or in the aggregate, a Material Adverse Effect on Buyer. Buyer is in compliance in all respects with all applicable foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser except where the failure comply does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer. Buyer has delivered or made available to Buyer true, correct and complete copies of its most recent Form ADV, as amended to date, and has made available true, correct and complete copies of all foreign and state registration forms, as amended to date. The information contained in such forms was true, correct and complete in all material aspects at the time of filing and has been amended or modified as required by applicable law.

            (c) Neither Buyer nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Buyer nor any "associated person" (as defined in the Advisers
Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Buyer nor any "associated person" (as defined in the Advisers
Act) has been convicted of any crime or has engaged in any conduct that would require disclosure under Rule 206(4)-4(a)(2) under the Advisers Act or under applicable state law. Neither Buyer nor any "associated person" (as defined in the Exchange Act) thereof is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

            5.8 Adequate Financing. Buyer has sufficient cash or sufficient funds available under existing credit facilities to pay all of the amounts required to be paid by Buyer on the Closing Date to the Equityholders hereunder.

            5.9 No Brokers. Other than De Guardiola Advisors, Inc., whose fees shall be paid by the Buyer, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

            5.10 Filing Documents. None of the information regarding Buyer or any of its Affiliates supplied or to be supplied by them for inclusion in any documents to be filed with any Governmental Entity in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Entity, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.11 Information in Proxy Materials and Other Disclosure. The information or data relating to Buyer and its Affiliates provided by Buyer in writing for inclusion in the proxy materials to be furnished to shareholders of the Fund for the purpose of approving new investment advisory agreements with KAR to take effect immediately after the assignment at the Closing of the then existing investment advisory agreements will not contain, at the times such proxy materials are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading. Any information provided by Buyer in writing for dissemination to any Clients or the Fund Board in respect of the transactions contemplated hereby at the time such information is disseminated, in each case, will be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact (x) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) necessary to correct any statement in any earlier communication that has become false or misleading.

                                   ARTICLE 6

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

            6.1 Conduct Prior to Closing. During the period from the date hereof through the Closing Date, except as expressly contemplated or permitted by this Agreement, the Equityholders shall cause KAR to operate its Business only in the ordinary course consistent with past practice, and shall use their commercially reasonable efforts to preserve intact their business organization, relationships and assets and maintain its rights, franchises, goodwill and business and Client, customer, officer and employee relations necessary to conduct the Business as currently conducted in all material respects. Without in any way limiting the foregoing, during the period from the date hereof through the Closing Date, except as provided in Schedule 6.1, the Equityholders shall not permit KAR to do any of the following without the prior written consent of
Buyer:

            (a) declare, set aside, make or pay any dividend or other distribution (whether in cash, equity interests or property or any combination thereof) in respect of its Membership Interests, capital stock or other equity interests;

            (b) purchase or redeem, directly or indirectly, any Membership Interests, or other equity interests in KAR except as contemplated in Section
2.3 of this Agreement or in the ordinary course in connection with the termination of employment of any Equityholder;

            (c) issue or sell any Membership Interests or other equity interests in KAR;

            (d) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other Person, or make any loans or advances to any Person, except in the ordinary course of business consistent with past practice, or issue or sell any debt securities;

            (e) mortgage, pledge or otherwise encumber any of its material properties or material assets, tangible or intangible, or otherwise dispose of any of its material assets or material properties or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business consistent with past practice;

            (f) except in the ordinary course, amend, waive or otherwise modify in any material respect the terms of any of the Investment Contracts, including, but not limited to, reductions in the amount of fees owing to KAR under such Investment Contracts except in the ordinary course;

            (g) except as required by law or as set forth in the Disclosure Schedule, (i) grant or make any change in control, severance or termination payments to any Equityholder or any officer, employee or consultant of KAR except pursuant to plans or agreements in existence on the date hereof, (ii) enter into any option, employment, deferred compensation or other similar agreement (other than an agreement for employment "at will") with any Person (or enter into any amendment to any such existing agreement with any Equityholder or any officer, employee or consultant of KAR) other than in connection with the hiring of new employees by KAR in the ordinary course, (iii) increase benefits payable under any existing severance or termination pay policies or agreements,
(iv) adopt, amend in any material respect or terminate any employment, bonus, profit-sharing, compensation, stock option, pension, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of the Equityholders or officers, employees or consultants, or (v) pay, or provide for, any increase in compensation, bonus or other benefits payable to the Equityholders or officers, directors, employees or consultants of KAR except (A) for normal increases and bonuses in the ordinary course of business consistent with past practice, (B) as required by the terms of contracts or agreements in effect on the date hereof, and (C) as specifically contemplated by this Agreement and the Employment Agreements;

            (h) amend or agree to amend its Organizational Documents (or comparable instruments), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any shares of its capital stock or its equity interests, or change or agree to change in any manner the rights of its outstanding capital stock or its equity interests;

            (i) change in any material respect its accounting practices or principles except as required by law or GAAP;

            (j) enter into or recommend that any Fund enter into any type of business different from that conducted by KAR or the Fund as of the date of this Agreement or enter into or participate in any additional joint ventures or partnerships;

            (k) other than in the ordinary course of business, acquire direct or indirect control over any Person or make any acquisition of all or a substantial part of the business or operations of any Person or dispose of any business or operations;

            (l) pay, discharge, settle or satisfy any claims or Liabilities other than in the ordinary course of business consistent with past practice;

            (m) except as directed by a Client, voluntarily divest itself of management of any mutual fund or assets under management;

            (n) except as and to the extent required, based on the written advice of counsel, in the exercise of its fiduciary obligations, in the case of any Fund, request that action be taken by the Fund Board, other than in connection with the approvals referred to in Section 6.2(b) hereof and actions in the ordinary course that would not reasonably be expected to have a Material Adverse Effect on KAR or the Fund.

            (o) except as set forth in the Disclosure Schedule, issue, sell or purchase, or issue any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion), or enter into any contracts, agreements or arrangements to issue or sell, any shares of its capital stock or its equity interests;

            (p) create, renew, amend, terminate or cancel, or take any action that might result in the creation, renewal, amendment, termination or cancellation of, any Contract other than in the ordinary course of business consistent with past practice;

            (q) enter into, or agree to enter into, any contract, agreement or arrangement with any of its Affiliates other than those entered into in the ordinary course of business consistent with past practice;

            (r) except as set forth in the Disclosure Schedule and except in the ordinary course of business consistent with past practice, incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to its business or any of its assets;

            (s) authorize, agree (by contract or otherwise) or commit to do any of the foregoing.

            6.2   Consents and Approvals.

            (a) Consents from Governmental Entities. Buyer and KAR shall cooperate with each other and use their commercially reasonable efforts promptly to prepare and file (on a confidential basis if requested by any of the other parties and permitted under Applicable Law) all necessary documentation, to effect (on a confidential basis if requested by any of the other parties and permitted under Applicable Law) all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements. Buyer and KAR will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information and confidentiality, all the information relating to Buyer, KAR or the Fund, as the case may be, which appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Buyer and KAR agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver to the Buyer or KAR, as applicable, evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to Buyer or KAR, as applicable, a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Entity in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, Buyer and KAR shall act reasonably and as promptly as practicable. The parties hereto covenant and agree to take no action (i) which would render any of their representations and warranties contained herein untrue in any material respect at and as of the Closing Date or (ii) which would materially and adversely affect the ability of any of them to satisfy any of the conditions applicable to them set forth in
Article 3.

            (b)   Consents Related to the Fund.

                  (i) The Equityholders shall cause KAR to use its commercially reasonable efforts to, or cause the Fund to, as promptly as practicable, cause the Fund Board to (x) approve new underwriting or distribution agreements for the Fund with PEPCO, and (y) approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements and sub-advisory agreements with KAR, in each case to be effective on the Closing Date, pursuant to the provisions of Section 15 of the Investment Company Act and consistent with all requirements of the Investment Company Act applicable thereto or any other applicable foreign securities laws, provided that such agreements referenced in clauses (x) and (y) above are identical in all material respects to the existing agreements other than the term of the agreement. KAR shall, in consultation with Buyer, retain a proxy solicitor reasonably acceptable to Buyer to assist in the solicitation of proxies to obtain the requisite approval from the shareholders of the Fund. KAR shall take any similar action required under the Investment Company Act to continue any underwriting or distribution agreements of the Fund. Buyer shall promptly provide KAR in writing with any necessary information relating to Buyer and its Affiliates (including PEPCO) necessary in order for the Fund Board to consider and act on the foregoing matters.

                  (ii) The Equityholders shall cause KAR to (x) use its commercially reasonable efforts to cause the Fund to prepare, file with and cause to be cleared by the SEC and all other Governmental Entities having jurisdiction thereover, as promptly as practicable after the date hereof, all proxy solicitation materials required to be distributed to the shareholders of the Fund with respect to the actions to be approved by the shareholders of the Fund in connection with this Agreement, and (y) use their commercially reasonable efforts to cause the Fund to mail such proxy solicitation materials to such shareholders promptly after clearance thereof by the SEC and to convene a meeting of the shareholders of the Fund as soon as reasonably practicable after the mailing of the proposal as described in subsection (x) hereof, all such consents and proxy solicitation materials to be in a form reasonably satisfactory to Buyer. Buyer shall, as promptly as practicable after KAR requests information from Buyer in order to file any proxy solicitation materials, provide to KAR in writing all necessary information relating to Buyer and its Affiliates required by Applicable Law to be included therein.

            (c) Client and Other Third-Party Consents. The parties hereto shall cooperate with each other and use their respective commercially reasonable efforts to obtain all permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions contemplated hereby prior to the Closing, including, without limitation, written consents (i) under each Material Contract, if required by the terms thereof, to the transactions contemplated hereby and (ii) to the assignment (as defined in the Advisers Act) of the Investment Contracts in accordance with the terms hereof. With respect to each Affirmative Consent Contract, promptly following the execution and delivery hereof, KAR shall send a letter substantially in the form of Exhibit H attached hereto to each Affirmative Consent Client requesting such Client's written consent to the technical assignment of the relevant Affirmative Consent Contract to Buyer by virtue of the transactions. With respect to each Negative Consent Contract, promptly following the execution and delivery hereof, KAR shall send a letter substantially in the form of Exhibit I attached hereto to each Negative Consent Client requesting such Client's written consent to the technical assignment of the relevant Negative Consent Contract to Buyer by virtue of the transactions and stating that if KAR shall not have received a notice from such Client withholding consent to such assignment and assumption on or prior to the 30th day following the sending of such letter (the "Consent Period"), such Client's consent to the assignment thereof will be assumed. In connection with the foregoing, Buyer will participate in the effort to obtain the consent of Clients in accordance with this Section 6.2, including, without limitation, any meetings or communications with the Clients. All notices and written materials and forms of consents used in connection with such efforts shall be in form and substance reasonably satisfactory to both the Equityholder Designee and Buyer.

            6.3 KAA. The Equityholders shall cause KAR to use its commercially reasonable efforts, and in a manner that does not adversely impact the Business, to cause Clients who maintain their accounts at KAA to move such accounts to broker-dealers that are not Affiliates of any Equityholder.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

            7.1   Current Information; Notification of Certain Matters.

            (a) During the period from the date of this Agreement through the Closing Date, the Equityholders shall cause KAR to provide reasonable access to Buyer's Representatives on the request of Buyer with respect to the status of the Business, the Fund and their ongoing operations. The Equityholders shall cause KAR to furnish to Buyer copies of monthly and quarterly consolidated financial statements or other reports of the results of operations, if any, prepared by the management of KAR for each month or quarter, as applicable, as soon as the same become available. The Equityholders shall cause KAR to notify Buyer and Buyer shall notify the Equityholders and KAR of the status of regulatory applications and third-party consents related to the transactions contemplated hereby. The Equityholders shall cause KAR to notify Buyer promptly of any notices of governmental examinations, inspections or audits and as to the results thereof, and Buyer shall notify KAR promptly of any notices of governmental examinations, inspections or audits and as to the results thereof.

            (b) The Equityholders shall cause KAR to give prompt notice to Buyer of any event, act or omission of which it has knowledge which results or is reasonably expected to result in a Material Adverse Effect on KAR or which would constitute of breach of a representation and warranty made by KAR and the Equityholders herein. The Equityholders shall cause KAR to give prompt notice to Buyer of any event or act of which it has knowledge which materially and adversely affects the ability of the Equityholders or KAR to consummate the transactions contemplated hereby or by any Related Agreement or any written notice or other communication from any third-party of which KAR has knowledge alleging that the consent of such third-party is or may be required in connection with any of the transactions contemplated by this Agreement. Buyer shall give prompt notice to KAR of any event or act of which it has knowledge which materially and adversely affects the ability of Buyer to consummate the transactions contemplated hereby or by any Related Agreement or any written notice or other communication from any third-party of which Buyer has knowledge alleging that the consent of such third-party is or may be required in connection with any of the transactions contemplated by this Agreement. Each party shall use its commercially reasonable efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

            7.2   Access; Confidential Information.

            (a) KAR shall allow Buyer, its accountants, counsel, financial advisers and other Representatives such access during normal business hours, and without material business interruption, to its books, records (including, without limitation, Tax Returns and appropriate work papers of independent auditors under normal professional courtesy) and properties, and to such other information as such party may reasonably request in connection with the transactions contemplated hereby.

            (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning KAR furnished to Buyer or its Representatives pursuant to this Agreement shall be treated as confidential unless (i) the party providing the Information has made such information available to the public generally, or (ii) such Information is required to be disclosed by applicable laws or regulations or by court order or decree or by Buyer's auditors or regulators. No Information furnished to Buyer or its Representatives shall be used by such Person or disclosed to any other person for any purpose other than with respect to the transactions contemplated by this Agreement. In the event of the termination of this Agreement pursuant to Article 8 hereof, this Section 7.2(b) and the Confidentiality Agreement, dated March 21, 2001, between Buyer and Putnam Lovell Securities, Inc. (the "Confidentiality Agreement") shall survive, and Buyer shall promptly return or destroy all Information furnished to it and its Representatives hereunder and all analyses, compilations, data, studies and other documents prepared by Buyer or its Representatives containing or based in whole or in part on any such Information.

            (c) Upon consummation of the transactions contemplated hereby, all Information concerning KAR and the Fund shall be treated as confidential by the Equityholders unless (i) the Buyer has made such Information available to the public generally, or (ii) such information is required to be disclosed by applicable laws or regulations or by court order or decree.

            7.3 Third-party Proposals. During the period from the date hereof through the Closing Date or the date on which this Agreement is terminated pursuant to Section 8.1 hereof, none of KAR, the Equityholders or any of their respective Representatives or advisors, shall directly or indirectly solicit inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any Membership Interest, or other equity interest in, KAR, or any merger or business combination with KAR or any voluntary assignment of any investment advisory, sub-advisory, administrative or distribution agreements of KAR, in each case other than as contemplated by this Agreement (each, an "Acquisition Proposal") or furnish any information to any such Person. KAR and the Equityholders shall notify Buyer immediately if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any of KAR, the Equityholders or any of their respective Representatives or advisors. KAR and the Equityholders shall, and shall cause their respective Representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal and shall seek to have all materials distributed to Persons in connection therewith returned to KAR promptly or destroyed. None of KAR, the Equityholders or any of their respective Affiliates, Representatives or advisors, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect.

            7.4 Publicity. The parties hereto will consult with each other as to the form, substance and timing of any press release or other public disclosure with respect to this Agreement or any of the transactions contemplated hereby, and no such release or other public disclosure shall be made without the written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties.

            7.5 Satisfaction of Conditions in Section 15(f) of the Investment Company Act. Each of KAR, the Equityholders and Buyer agrees to use its commercially reasonable efforts to assure compliance with the conditions of
Section 15(f) of the Investment Company Act in respect of the Fund. Without limiting the foregoing, each of KAR, the Equityholders and Buyer agrees as follows:

            (a) For a period of not less than three years after the Closing Date, Buyer shall assure that no more than 25% of the members of the Fund Board shall be "interested persons" (as defined for purposes of Section 15(f)(1)(A) of the Investment Company Act) of any of the Company, Buyer or any Affiliate of Buyer, or of the predecessor investment adviser of the Fund;

            (b) For a period of not less than two years after the Closing Date, neither Buyer nor any of its Affiliates (or any entity which will act as adviser to the Fund) shall impose an unfair burden on the Fund as a result of the transactions contemplated hereby; and

            (c) Buyer agrees not to amend or modify the indemnification provisions or any exculpation provisions of any of the advisory or underwriting agreements with the Fund in a manner designed to benefit the adviser or the underwriter to the detriment of the Fund.

Notwithstanding anything to the contrary contained herein, the agreements contained in this Section 7.5 are intended only for the benefit of the parties hereto and their respective stockholders or members.

            7.6 Name Change for Fund. Upon the request of Buyer, the parties agree to cooperate and to use their commercially reasonable efforts to take all actions necessary to change the name of the Fund if requested by Buyer to include the name "Phoenix" (or such other name as Buyer or its Affiliates may hereafter adopt to identify mutual funds for which it serves as sponsor, investment advisor or manger) in the name of the Fund.

            7.7 Further Assurances. Both before and after the Closing Date, Buyer, KAR and the Equityholders shall cooperate in good faith with one another and shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

            7.8 State Takeover Statutes. Each party will take all steps necessary to exempt (or continue the exemption of) the transactions contemplated hereby from, and challenge the validity of, any applicable state takeover law, as now or hereafter in effect.

            7.9 Distribution of 2001 Earnings. From and after the date of this Agreement, KAR shall (i) defer distributing to the Equityholders the undistributed balance of KAR's net income for the year ending December 31, 2001 until such time (the "Distribution Time") following the Closing Date as KAR shall have an aggregate cash balance at least equal to

$2,000,000 after giving effect to such distribution and (ii) distribute to the Equityholders such undistributed balance at the Distribution Time.

            7.10  Buyer Reliance Upon Equityholder Designee.

            (a) Following the Closing, Buyer may rely and shall be fully protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder by the Equityholder Designee.

            (b) For purposes of this Agreement, the Equityholders, without any further action on the part of any such Equityholder, shall be deemed to have consented to the appointment of the Equityholder Designee as attorney-in-fact for and on behalf of each such Equityholder, and the taking by the Equityholder Designee of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including the exercise of the power agree to, negotiate, enter into settlements and compromises of and comply with the orders of courts and awards of arbitrators with respect to Claims asserted by the Buyer Indemnified Parties, (iii) resolve any Claims asserted by the Buyer Indemnified Parties, and (iv) take all actions necessary in the judgment of the Equityholder Designee for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. Accordingly, the Equityholder Designee has unlimited authority and power to act on behalf of each Equityholder with respect to this Agreement and the disposition, settlement or other handling of all Claims asserted by the Buyer Indemnified Parties, rights or obligations arising from and taken pursuant to this Agreement. The Equityholders will be bound by all actions taken by the Equityholder Designee in connection with this Agreement, and Buyer shall be entitled to rely in all respects on any action or decision of the Equityholder Designee.

            (c) The Equityholder Designee will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction in such Person's capacity as Equityholder Designee, except his own willful misconduct or gross negligence. The Equityholders shall indemnify and hold harmless the Equityholder Designee for any costs or expenses incurred by the Equityholder Designee in such Person's capacity as Equityholder Designee except for costs or expenses incurred as a result of the Equityholder Designee's own willful misconduct or gross negligence in connection with, relating to or arising out of the Equityholder Designee performance or nonperformance as Equityholder Designee.

                                    ARTICLE 8

                                   TERMINATION

            8.1   Termination.

            (a) This Agreement may be terminated prior to the Closing as follows:

            (i) by mutual written consent of the Equityholder Designee and Buyer;

            (ii) by either Buyer or the Equityholder Designee (the "Notifying Party") if the Equityholders or KAR, on the one hand, or Buyer, on the other hand (the "Notified Party"), shall have failed to perform and comply in all material respects with their or its agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 30 days after receipt by the Notified Party of notice in writing from the Notifying Party, specifying the nature of such failure and requesting that such failure be remedied; provided that the Notifying Party may not terminate this Agreement pursuant to this subsection (ii) for an additional 30 days if the Notified Party continues in good faith to use its commercially reasonable efforts to perform or comply with such agreements and covenants, other than in respect of approvals of any Governmental Entity, in which case the Notifying Party may not terminate this Agreement under this subsection (ii) as long as the Notified Party continues in good faith to use its commercially reasonable efforts to perform or comply in respect of the approvals of any Governmental Entity as required hereunder;

            (iii) by either Buyer or the Equityholder Designee if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Entity having competent jurisdiction;

            (iv) by Buyer if any condition to Buyer's obligations hereunder becomes incapable of fulfillment through no fault of such party and is not waived by such party;

            (v) by the Equityholder Designee if any condition to KAR's and the Equityholders' obligations hereunder becomes incapable of fulfillment through no fault of such parties and is not waived by such parties; or

            (vi) without any further action on March 31, 2002, if the Closing has not occurred on or before March 31, 2002, unless the failure of the Closing to occur by such date shall be due to the failure of a party to perform or observe the covenants and agreements of such party set forth herein, in which case this Agreement shall terminate pursuant to this Section 8.1(a)(vi) only upon delivery of written notice of such termination by a party that has not so failed to perform or observe its covenants and agreements to each other party hereto in accordance with the provisions of Section 8.1(b).

            Notwithstanding Section 8.1(a)(ii) through (v) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 8.1(a)(iii) through (v).

            (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination, except for a termination pursuant to Section 8.1(a)(vi) which shall be effective as of the date set forth therein subject to the terms of such Section 8.1(a)(vi). If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in
Section 8.2.

            8.2 Survival After Termination. If this Agreement is terminated in accordance with Section 8.1 hereof and the transactions contemplated hereby are not consummated, except as otherwise specifically provided herein, this Agreement shall become void and of no further force and effect, without any Liability on the part of any party hereto (or any of its Representatives), except for the provisions of Sections 7.2 and 11.2 and this Section 8.2. Notwithstanding the foregoing, nothing in this Section 8.2 or in Article 9 shall relieve any party to this Agreement of liability for a willful breach of any representation, warranty, agreement, covenant or other provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

                                    ARTICLE 9

                                 INDEMNIFICATION

            9.1   Indemnification.

            (a) From and after the Closing Date, each Equityholder, severally and not jointly, hereby covenants and agrees to indemnify, defend and hold harmless Buyer and its Affiliates and Representatives and KAR (collectively, the "Buyer Indemnitees") from and against such Equityholder's Allocable Share (as defined in this Section 9.1(a)) of any and all Damages arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by KAR or any Equityholder in or pursuant to this Agreement or the Disclosure Schedule; (ii) any breach, non-compliance or nonfulfillment by KAR or any Equityholder of any covenant, agreement or undertaking to be complied with or performed by them contained in or pursuant to this Agreement or (iii) any claim made by any Person relating to or arising from the conduct of the Business at any time prior to the Closing Date (including without limitation, breach of contract claims, indemnity or guaranty claims, malicious or intentional misconduct, negligence, fraud, personal injury, property damage and workers' compensation claims arising from events occurring prior to the Closing Date) to the extent that it is not either (x) adequately accrued in the Balance Sheet,
(y) incurred by KAR since the Balance Sheet Date in the ordinary course of business consistent with past practice, not in violation of or conflict with any terms, agreements, warranties, representations and conditions of KAR and the Equityholders contained in this Agreement and which is not material, individually or in the aggregate or (z) disclosed on the Disclosure Schedule. Each Equityholder acknowledges that Buyer has entered into this Agreement in reliance upon, among other things, the indemnification provisions contained in this Section 9.1(a). As used herein, the "Allocable Share" of any Equityholder shall be the Indemnification Percentage as specified opposite such Equityholder's name on Schedule A hereto. Notwithstanding the foregoing, the representations and warranties contained in Section 4.7 are made severally by each Equityholder as to such Equityholder only, and any Equityholder who has breached any such representation, warranty or covenant as to himself or herself (but only such Equityholder) shall be liable for Damages arising from the breach thereof up to the full amount of the portion of the purchase price actually received by such Equityholder with respect to the Membership Interests with respect to which such breach arises. All Damages payable by the Equityholders pursuant to this Section 9.1(a) shall be paid to KAR unless the Buyer and/or its Affiliates (other than KAR) and Representatives shall incur such Damages directly as opposed to Damages solely attributable to the diminution of the value of KAR or other Damages incurred by, imposed on, or suffered by KAR or the Fund, in which case the portion of such Damages incurred by Buyer or its Affiliates or Representatives directly shall be paid to the Buyer or its Affiliates or Representatives that incurred such Damages. Subject to the limitations set forth in Section 9.1(f) hereof, payment of Damages shall be in an amount equal to 100% of the Damages incurred by KAR or the Buyer and its Affiliates (other than KAR) and Representatives, as the case may be.

            (b) In addition to the indemnifications provided for in Sections 9.1(a) above, each Equityholder shall be responsible for, and shall, severally and not jointly, indemnify, defend and hold harmless KAR against such Equityholder's Allocable Share of all Taxes imposed on (and related Damages incurred by) KAR or the Fund relating to taxable periods ending on or prior to the Closing Date or periods which include the Closing Date to the extent attributable to the income, assets, operations or reporting requirements of KAR or the Fund for all periods ending on or prior to the Closing Date (including, without limitation, all Taxes referred to in the Disclosure Schedule as possible of assessment for taxable periods prior to the Closing Date and all Taxes (and Damages relating to, or to any dispute or defense against, such Taxes) resulting from or attributable to the purchase of the Membership Interests, other than Taxes for which Buyer is responsible under Section 11.2). If a Tax audit is commenced or any Tax is claimed for any period of KAR, any Fund or any Equityholder prior to the Closing Date, such Tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of Section 9.1(d) hereof. Richard Kayne and John Anderson, jointly and severally, shall be responsible for, and shall indemnify, defend and hold harmless KAR against all Damages arising from any Claim made by any Person relating to or arising from the matter described in Section 4.21(c) of the Disclosure Schedule.

            (c) From and after the Closing Date, Buyer shall indemnify, defend and hold harmless each Equityholder, their respective Affiliates and Representatives from and against any and all Damages arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by Buyer in or pursuant to this Agreement, or (ii) any breach, non-compliance or nonfulfillment by Buyer of any covenant, agreement or undertaking to be complied with or performed by it contained in or made pursuant to this Agreement.

            (d) If a claim for Damages is to be made by a party entitled to indemnification hereunder (the "Indemnified Party") against the indemnifying party (the "Indemnifying Party"), the Indemnified Party shall give written notice to the Indemnifying Party as soon as reasonably practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.1 and shall provide a summary in reasonable detail of the basis for such claim. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as soon as reasonably practicable (and in any event within 15 Business Days after the service of the citation or summons) and the Indemnified Party shall provide to the Indemnifying Party copies promptly after receipt thereof of all notices and documents (including court papers) received relating to such claim; provided, that the failure of any Indemnified Party to give timely notice or provide copies of such notices and documents shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual material damage caused by such failure. After receipt of such notice, the Indemnifying Party shall have the right at its expense to assume the defense of the lawsuit or action using counsel reasonably acceptable to the Indemnified Party.

                  (i) If the Indemnifying Party assumes the defense thereof, the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, subject to the Indemnifying Party's control of the defense and investigation of such lawsuit or action, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. No Indemnifying Party shall be permitted to settle any such lawsuit or action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                  (ii) If the Indemnifying Party does not assume the defense of the lawsuit or action, the Indemnified Party shall have the right (but not the obligation) to defend such lawsuit or action. If the Indemnified Party does defend such lawsuit or action, the Indemnifying Party shall pay (or reimburse the Indemnified Party) for its out-of-pocket expenses (including reasonable attorney's fees) incurred in connection with defending such lawsuit or action on an as-incurred basis, provided that the Indemnified Party shall repay the Indemnifying Party the aggregate amount of any such expense payments if it is determined pursuant to the arbitration provisions of Section 11.9 that such Damages were not subject to indemnification pursuant to Section 9.1, and shall cooperate in all reasonable respects with the Indemnified Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. No Indemnified Party shall be permitted to settle any such lawsuit or action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

            (e)   All claims for indemnification under Sections 9.1(a)(i) or
(c)(i) must be initially asserted in accordance with the provisions of Section 9.1(d) within the applicable survival periods set forth in Section 11.1. All claims for indemnification under Section 9.1(a)(iii) must be initially asserted in writing in accordance with the provisions of Section 9.1(d) on or before the date that is eighteen months after the Closing Date.

            (f) Notwithstanding any of the provisions of this Section 9.1, KAR and the Buyer shall not be entitled to make claims for money Damages under
Section 9.1(a) (except with respect to claims arising out of a breach of the representation set forth in Section 4.7) unless and until the aggregate of all such claims against the Equityholders individually and/or collectively exceeds the Indemnification Threshold and then only to the extent of such excess. Notwithstanding any of the provisions of this Section 9.1, in no event shall the aggregate indemnification obligations of any Equityholder under Section 9.1(a) exceed an amount equal to its Allocable Share multiplied by $50,000,000.00 Notwithstanding any of the provisions of this Section 9.1, the Equityholders shall not be entitled to make claims for money Damages under Section 9.1(a) unless and until the aggregate of such claims exceeds the Indemnification Threshold and then only to the extent of such excess. Notwithstanding any of the provisions of this Section 9.1, in no event shall the aggregate indemnification obligations of the Buyer exceed $50,000,000. The amount to which an Indemnified Party may become entitled in respect of any claim for Damages under this Article 9 shall be reduced by any insurance or other third-party recovery, reimbursement or benefit received in respect of such claim before the expiration of two years after payment of such claim by the Indemnifying Party. The amount of any such recovery, less all reasonable costs, charges and expenses incurred by the relevant Indemnified Party, as the case may be, in obtaining such recovery from the third-party, shall be repaid by the relevant Indemnified Party, as the case may be, to the relevant Indemnifying Party promptly upon the receipt thereof from the third-party. The amount of any claim for Damages for which indemnification is provided shall be reduced to take account of any net tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Damages. If a Buyer Indemnitee is the Indemnified Party, the amount of any net tax benefit, if any, realized by such Indemnified Party shall be determined by Buyer's independent auditors whose determination shall be conclusive and binding on the Equityholders, Buyer and KAR.

            (g) The indemnification obligations of the parties set forth in this Article 9 and the set-off provisions of Section 11.3 shall constitute the sole and exclusive remedy of the parties with respect to any and all claims related to the subject matter of this Agreement. In furtherance of the foregoing, except as set forth in the immediately preceding sentence, each party hereto hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from fraud) that it may have against any other party hereto relating to the subject matter of this Agreement arising under or based upon any federal, state, or local statute, law, ordinance, rule or regulation or otherwise.

                                   ARTICLE 10

                                   TAX MATTERS

            10.1  Pre-Closing Taxes; Amendment of Returns.

            (a) The Equityholders shall be responsible for, and shall promptly pay, any Taxes imposed on KAR for any taxable year or period that ends on or before the Closing Date or any period which includes the Closing Date to the extent attributable to the income, assets, operations or reporting requirements of KAR for any such period ending on or prior to the Closing Date, and any Damages incurred in connection with any Tax Return filed by KAR with respect to any such period, including, but not limited to, all Taxes (and Damages relating to, or to any dispute or defense against, such Taxes) resulting from or attributable to the purchase of the Membership Interests, other than Taxes for which Buyer is responsible under Section 11.2. The Equityholders covenant and agree that they shall pay and be responsible for any personal Taxes due and owing with respect to their Membership Interests.

            (b) In the case of any Tax period of KAR that includes but does not end as of the Closing Date (a "Straddle Period"), the allocation of any Tax liability between the portion of any Straddle Period ending on the Closing Date and the portion of such Straddle Period after such date shall be made by means of a closing of the books and records of the Company as of the close of business on the Closing Date as if a taxable period ended as of the close of such date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on such date and the period after such date in the proportion which the number of days in each such period bears to the total number of days in the Straddle Period.

            (c) If the Closing Date is following January 2, 2002, and KAR is deemed to have a short noncalendar Tax year for the period ending as of such Closing Date (a "Stub Period"), the allocation of any Tax liability to the Stub Period shall be made by treating such Stub Period as a separate taxable period for purposes of Taxes payable by or assessable against KAR based on a closing of KAR's books and records as of the close of business on the Closing Date and with exemptions, allowances or deductions which are calculated on an annual basis being allocated to the Stub Period in the proportion to which the number of says in the Stub Period bears to the full 2002 calendar year.

            (d) The Equityholders Designee shall, at the expense of KAR, cause to be prepared and filed all Tax returns (including amended returns) required to be filed by KAR with respect to the 2001 calendar year and, if applicable, any Stub Period; provided, however, that (i) the Equityholder Designee shall provide Buyer with a copy of such tax returns (including amended returns) at least twenty (20) days prior to the filing thereof and (ii) at the request of Buyer, such tax returns shall include an election under Section 754 of the Code. All such Tax Returns shall be prepared by Briggs, Bunting & Dougherty in a manner consistent with KAR's prior income Tax Returns. Responsibility for the preparation and filing of KAR Tax Returns for periods commencing on or following the Closing Date shall be as provided in the Restated KAR LLC Agreement.

            10.2 Assistance and Cooperation. From and after the Closing Date, the Equityholders and Buyer shall:

            (a) assist in all reasonable respects (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns of KAR which such other party is responsible for preparing and filing;

            (b) cooperate in all reasonable respects in preparing for any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of KAR or any Affiliate of KAR;

            (c) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of KAR;

            (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of KAR for taxable periods for which the other may have a liability under Article 10;

            (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any tax audit or information request with respect to KAR with respect to any such taxable period; and

            (f) make available to Equityholders and to any Taxing Authority as reasonably requested all information, records, and documents of KAR in connection with any matter relating to Taxes of Equityholders.

            10.3  Contests and Payment Procedures.

                  (a) Notwithstanding anything to the contrary in this Agreement, the Equityholder Designee shall, in consultation with Buyer, control, manage and be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any pre-Closing period and shall have the right to settle or contest any such audit, contest, claim, proceeding or inquiry, provided, however, that if any such settlement would materially and adversely impact a Tax Return of any of KAR or its Affiliates with respect to the period beginning the day after the Closing Date, Buyer and the Equityholder Designee shall mutually agree on the terms of such settlement.

                  (b) The control, management and responsibility for any audit, contest, claim, proceeding or inquiry with respect to any item relating to Taxes not covered by Section 10.3(a) shall be as provided in the Restated KAR LLC Agreement.

                                   ARTICLE 11

                                  MISCELLANEOUS

            11.1 Survival of Representations and Warranties. The representations and warranties contained herein and in any document, instrument, certificate or other writing delivered pursuant hereto shall survive the Closing for a period of eighteen months from the Closing Date, except for the representations and warranties contained in (i) Sections 4.1, 4.3, 4.7, 4.27, 5.1, 5.2 and 5.9 hereof which shall survive indefinitely and (ii) Section 4.20 hereof which shall survive until the expiration of the applicable statute of limitations with respect to the matters contained therein. All statements contained in the Disclosure Schedule or in any certificate delivered at the Closing pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of the applicable party hereto contained herein. Notwithstanding anything in this Agreement to the contrary, any Damages as to which a notice of claim has been given in writing in accordance with Section 9.1(d) prior to the expiration of the applicable period set forth above in
Section 9.1(e) shall survive until payment or other final resolution of such claim. Nothing contained in this Section 11.1 shall affect any covenant, agreement or undertaking contained in this Agreement or in any instrument delivered pursuant to this Agreement or pursuant to any agreement or transactions contemplated hereby which covenant, agreement or undertaking is to be performed after the Closing Date.

            11.2 Expenses; Transfer Taxes. All Expenses incurred in connection with the transactions contemplated by this Agreement, other than those associated with obtaining shareholder approval (including proxy solicitation costs) shall be paid by the party incurring such Expenses. All printing costs, postage and proxy solicitation costs (if any) associated with obtaining the shareholder approval and any other approvals of the Fund Board described in
Section 6.2(b) shall be borne equally by Buyer, on the one hand, and the Equityholders, on the other hand. Any Taxes in the nature of a sales or transfer tax, and any stock transfer tax, payable on the sale or transfer of all or any portion of the Membership Interests or the consummation of any other transaction contemplated hereby shall be paid by the Equityholders.

            11.3 Set-Off. Without limiting any other rights that Buyer may have pursuant to this Agreement or the Related Agreements, Buyer shall be entitled to set off against any amount payable by it to any Equityholder pursuant to this Agreement (other than amounts payable on the Closing Date pursuant to Section
2.3 hereof) or the Related Agreements (other than amounts payable under the Employment Agreements) the amount of any Damages which Buyer determines in good faith that it is then entitled to be indemnified by such Equityholder pursuant to this Agreement for which Buyer has provided notice of a claim in writing in accordance with Sections 9.1(d) and 9.1(e) (the "Set-Off Amount"); provided, however, that if the Set-Off Amount exceeds the amount of Damages against which Buyer is then entitled to be indemnified by such Equityholders pursuant to this Agreement as provided in a final non-appealable judgment or as determined by arbitration in accordance with Section 11.9, Buyer shall retain the amount, if any, determined to be due to it and shall promptly pay over to the applicable Equityholder any excess together with interest thereon from the date on which such Set-Off Amount was otherwise due and payable by Buyer at a rate of 4.35% per annum.

            11.4 Notices. Unless otherwise provided herein, any notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, on the date received if mailed by registered or certified mail (return receipt requested), (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt, (c) one Business Day following dispatch if sent by reputable overnight courier or (d) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:


If to Buyer, or to KAR after the Closing Date:

                        Phoenix Investment Partners, Ltd.
                        56 Prospect Street
                        Hartford, Connecticut 06115-0480
                        Attention: Chief Executive Officer
                        Telephone: (860) 403-5365
                        Facsimile: (860) 403-5545

                        -and-

                        Phoenix Investment Partners, Ltd.
                        56 Prospect Street
                        Hartford, Connecticut 06115-0480
                        Attention: Nancy J. Engberg, Esq.
                        Vice President and Counsel
                        Telephone: (860) 403-5973
                        Facsimile: (860) 403-7600

                        -and-

                        Stroock & Stroock & Lavan LLP
                        180 Maiden Lane
                        New York, New York  10038-4982
                        Attention: David L. Finkelman, Esq.
                        Telephone: (212) 806-5400
                        Facsimile: (212) 806-6006

If to any Equityholder, or to KAR prior to the Closing Date:

                        Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars
                        Second Floor
                        Los Angeles, California  90067
                        Attention: Ralph Collins Walter
                        Telephone: (310) 712-2929
                        Facsimile: (310) 712-2979

                        -and-

                        Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars
                        Second Floor
                        Los Angeles, California  90067
                        Attention: David Shladovsky
                        Telephone: (310) 284-6438
                        Facsimile: (310) 284-6444

                        -and-

                        Gibson, Dunn & Crutcher LLP
                        4 Park Plaza
                        Irvine, California 92614-8557
                        Attention: Gerard J. Kenny, Esq.
                        Telephone: (949)451-3800
                        Facsimile: (949)451-4220


            11.5 Counterparts. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission, provided that the originally signed counterpart is subsequently delivered) each of which shall be deemed to constitute one and the same instrument.

            11.6 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, without giving effect to principles of conflict of laws.

            11.7  Waiver; Amendment.

            (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, (i) such amendment or waiver is in writing and (ii) in the case of an amendment, signed by Buyer, the Equityholder Designee and KAR, and in the case of a waiver, signed by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            11.8 Entire Agreement; Persons Benefiting; Etc. This Agreement, the Related Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns provided that no party, except as otherwise provided in
Section 2.1 hereof, may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties thereto. No provision of this Agreement shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of KAR in respect of continued employment or resumed employment.

            11.9 Arbitration. Any controversy or dispute arising out of or relating to the construction or application of any term or provision of this Agreement (a "Dispute") shall be, upon the written request of either of the parties, submitted to binding arbitration by JAMS (or if JAMS is no longer in existence, by another mutually selected arbitrator) in accordance with the provisions set forth in Schedule G attached hereto (or arbitration by the American Arbitration Society to the extent provided in Schedule G). The parties agree to enter into a confidentiality and nondisclosure agreement with respect to the use and dissemination of information obtained in connection with any arbitration of a Dispute. In the event the parties cannot agree upon a confidentially and nondisclosure agreement, JAMS shall have the authority to issue a protective order to restrict the use and dissemination of information obtained in connection with any arbitration of a Dispute. The terms of this provision are intended to augment the terms of all provisions in this Agreement pertaining to confidentiality. Notwithstanding the foregoing, a party who seeks equitable relief, including injunctive relief, shall not be obligated to utilize the arbitration proceedings required hereunder and instead may seek such relief in any state or federal court sitting in Los Angeles County, California. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 11.4 hereof. Nothing in this Section 11.9 shall affect the right of a party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.


                                       PHOENIX INVESTMENT PARTNERS, LTD.


                                       By: /s/ William R. Moyer
                                          ---------------------
                                       Name:  William R. Moyer
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                       KAYNE ANDERSON RUDNICK INVESTMENT
                                       MANAGEMENT, LLC


                                       By: /s/ RICHARD A. KAYNE
                                           --------------------
                                       Name:  Richard A. Kayne
                                       Title: Chief Executive Officer


                                       EQUITYHOLDERS


                                       /s/ RICHARD A. KAYNE
                                       --------------------
                                       RICHARD A. KAYNE


                                       /s/ ALLAN M. RUDNICK
                                       --------------------
                                       ALLAN M. RUDNICK


                                       /s/ JOHN E. ANDERSON
                                       --------------------
                                       JOHN E. ANDERSON


                                       /s/ JEAN-BAPTISTE NADAL
                                       -----------------------
                                       JEAN-BAPTISTE NADAL


                                       /s/ PAUL WAYNE
                                       --------------
                                       PAUL WAYNE

                                       /s/ ROBERT A. SCHWARZKOPF
                                       -------------------------
                                       ROBERT A. SCHWARZKOPF


                                       /s/ RALPH COLLINS WALTER
                                       ------------------------
                                       RALPH COLLINS WALTER


                                       /s/ JEANNINE VANIAN
                                       -------------------
                                       JEANNINE VANIAN


                                       /s/ VICTOR A. NORTON
                                       --------------------
                                       VICTOR A. NORTON


                                       /s/ SANDI GLEASON
                                       -----------------
                                       SANDI GLEASON


                                       /s/ SUSAN B. FRANK
                                       ------------------
                                       SUSAN B. FRANK


                                       /s/ STEPHEN A. RIGALI
                                       ---------------------
                                       STEPHEN A. RIGALI


                                       /s/ FRANK ARENTOWICZ
                                       --------------------
                                       FRANK ARENTOWICZ


                                       /s/ DAVID J. SHLADOVSKY
                                       -----------------------
                                       DAVID J. SHLADOVSKY


                                       /s/ KEVIN D. WELSH
                                       ------------------
                                       KEVIN D. WELSH

                                       /s/ ROBERT V. SINNOTT
                                       ---------------------
                                       ROBERT V. SINNOTT


                                       /s/ ALAN LIPMAN
                                       ---------------
                                       ALAN LIPMAN


                                       /s/ HOWARD M. ZELIKOW
                                       ---------------------
                                       HOWARD M. ZELIKOW


                                       /s/ STEVEN M. SIMERKA
                                       ---------------------
                                       STEVEN M. SIMERKA


                                       /s/ ROY REEVES
                                       --------------
                                       ROY REEVES


                                       /s/ RICHARD SHERRY
                                       ------------------
                                       RICHARD SHERRY


                                       /s/ FRANK LEE
                                       -------------
                                       FRANK LEE


                                       /s/ LEA SHALEV
                                       --------------
                                       LEA SHALEV